                                                             Exhibit 10.9 (D)(2)



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                        INTERSTONE THREE PARTNERS IV L.P.



                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT



                            Dated as of June __, 1996



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



                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                                Definitions................................  2
SECTION 1.1   Definitions..................................................  2
SECTION 1.2   Terms Generally.............................................. 12

                                   ARTICLE II

                            General Provisions............................. 13
SECTION 2.1   Continuation of Partnership.................................. 13
SECTION 2.2   Partners..................................................... 13
SECTION 2.3   Name......................................................... 13
SECTION 2.4   Term......................................................... 13
SECTION 2.5   Purpose; Powers.............................................. 13
SECTION 2.6   Place of Business............................................ 15
SECTION 2.7   Alternative Investment Structure............................. 15
SECTION 2.8   Parallel Partnerships........................................ 16

                                   ARTICLE III

                         Management and Operation of the
                   Partnership; Identification and Approval of
                       Investments; Partner Services....................... 16
SECTION 3.1   Management................................................... 16
SECTION 3.2   Joint Control by the General Partners........................ 18
SECTION 3.3   Blackstone Partners Rights................................... 20
SECTION 3.4   Certain Duties and Obligations of the
              Partners..................................................... 21
SECTION 3.5   Restrictions on Authority of the General
              Partners..................................................... 22
SECTION 3.6   Right of First Opportunity................................... 23
SECTION 3.7   Right of First Opportunity; Exclusive
              Rights; Investment Parameters................................ 27
SECTION 3.8   Termination of Right of First
              Opportunity.................................................. 30
SECTION 3.9   Financing.................................................... 30
SECTION 3.10  Financial Advisory Services.................................. 31
SECTION 3.11  Other Partner Services....................................... 32
SECTION 3.12  Marketing Rights............................................. 33


                                   ARTICLE IV

              Other Activities Permitted................................... 36

                                    ARTICLE V

                      Capital Contributions;
                               Distributions............................... 36
SECTION 5.1   Capital Contributions........................................ 36
SECTION 5.2   Partner Loans for Failure to Fund
              Committed Capital............................................ 37
SECTION 5.3   Dilution for Failure to Fund Capital......................... 37

                                                                            PAGE
                                                                            ----
SECTION 5.4   Distributions Generally...................................... 38
SECTION 5.5   Distributions of Proceeds.................................... 38
SECTION 5.6   Restricted Payments.......................................... 40
SECTION 5.7   Partnership Expenses......................................... 40

                                   ARTICLE VI

                 Books and Reports; Tax Matters;
                       Capital Accounts; Allocations....................... 41
SECTION 6.1   General Accounting Matters................................... 41
SECTION 6.2   Certain Tax Matters.......................................... 42
SECTION 6.3   Capital Accounts............................................. 44
SECTION 6.4   Allocations.................................................. 45

                                   ARTICLE VII

                                Dissolution................................ 47
SECTION 7.1   Dissolution.................................................. 47
SECTION 7.2   Winding-up................................................... 48
SECTION 7.3   Final Distribution........................................... 48

                                  ARTICLE VIII

                      Transfer of Partners' Interests...................... 49
SECTION 8.1   Restrictions on Transfer of Partnership
              Interests.................................................... 49
SECTION 8.2   Other Transfer Provisions.................................... 50

                                   ARTICLE IX

                               Miscellaneous............................... 51
SECTION 9.1   Equitable Relief............................................. 51
SECTION 9.2   Ownership and Use of Names................................... 51
SECTION 9.3   Governing Law................................................ 52
SECTION 9.4   Successors and Assigns....................................... 52
SECTION 9.5   Access; Confidentiality...................................... 52
SECTION 9.6   Notices...................................................... 52
SECTION 9.7   Counterparts................................................. 53
SECTION 9.8   Entire Agreement............................................. 53
SECTION 9.9   Amendments................................................... 53
SECTION 9.10  Section Titles............................................... 53
SECTION 9.11  Representations and Warranties............................... 53

Schedules

SCHEDULE A    Name, Address and Sharing Percentages

Exhibits

Exhibit A     Form of Management Agreement
Exhibit B     Form of Project Partnership Agreement
Exhibit C     Form of Confirmation and Acknowledgment
                of Right of First Opportunity
Exhibit D     Pre-Existing Projects
Exhibit E     Excluded Projects

                        INTERSTONE THREE PARTNERS IV L.P.

                           AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT,
                  dated as of June __, 1996 by and among BJS INTERSTONE MANAGEMENT ASSOCIATES, a Delaware general partnership, as a general partner, IHC/INTERSTONE CORPORATION, a Delaware corporation, as a general partner, and BLACKSTONE REAL ESTATE PARTNERS IV L.P., BLACKSTONE RE CAPITAL PARTNERS II L.P., and IHC/INTERSTONE PARTNERSHIP II, L.P., each a Delaware limited partnership, as limited partners.


                              PRELIMINARY STATEMENT
                              ---------------------

                  A. The Blackstone Group and the Interstate Group each have the capability for identifying, acquiring, improving, operating and disposing of individual hotel, motel and other lodging properties and groups of hotel, motel and other lodging properties, hotel and motel management companies (for which the ownership of hotels and motels is a significant part of their business) and public and private companies whose primary holdings are comprised of such assets or operations ("TARGET INVESTMENT" or "TARGET INVESTMENTS").

                  B. The Blackstone Partners and the Interstate Partners, individually and acting through the Partnership, in each case in accordance with the terms of this Agreement, wish to continue an exclusive arrangement with each other under which, for the duration thereof and subject to the terms set forth below, the Partnership, the Blackstone Partners and the Interstate Partners through the Partnership and the Parallel Partnerships, will have the first opportunity to acquire, operate and dispose of certain Target Investments which are hereafter identified by the Blackstone Group and/or the Interstate Group, as the case may be, and approved for investment in accordance with this Agreement (each Target Investment proposed or approved, as the context indicates, for acquisition pursuant to this Agreement is referred to as a "PROJECT").

                  C. In order to effect the foregoing, the parties hereto entered into a limited partnership agreement dated as of December 15, 1995 (the "EXISTING AGREEMENT") and formed a partnership under the laws of the State of Delaware with the name Interstone Three Partners IV L.P. (the "PARTNERSHIP").

                  D. Each of the Partners of the Partnership have agreed to amend and restate the Existing Agreement in its entirety as set forth herein.

                                    AGREEMENT

                  Accordingly, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Existing Agreement to read as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

                  "ACKNOWLEDGEMENT" has the meaning set forth in Section
         3.6(a).

                  "ADJUSTED CAPITAL ACCOUNT BALANCE" shall mean, with respect to any Partner, the balance in such Partner's Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and (ii) by adding to such balance such Partner's share of partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Regulations section 1.704-2(g)(1) and 1.704-2(i)(5).

                  "AFFILIATE" with respect to any person means (i) any other person who controls, is controlled by or is under common control with such person, (ii) any director, officer, partner or employee of such person or any person specified in clause (i) above or (iii) any immediate family member of any person specified in clause (i) or (ii) above. Notwithstanding the foregoing, for the purposes of this Agreement, none of the Blackstone Partners nor their Affiliates shall be deemed to be Affiliates of any of the Interstone Partners or the Interstone Related Parties, none of the Interstate Partners nor their Affiliates shall be deemed to be Affiliates of any of the Blackstone Partners or the Blackstone Related Parties, and no officer or director of any member of the Blackstone Group which is also an officer or director of any member of the Interstone Group shall be deemed to be an Affiliate of any of the Interstate Partners or Interstate Related Parties,


and no member of the Interstone Group shall be deemed an Affiliate of any member of the Blackstone Group.

                  "AGREEMENT" means this Amended and Restated Limited Partnership Agreement, as it may be amended, supplemented, modified or restated from time to time.

                  "ASSET MANAGEMENT AGREEMENT" has the meaning set forth in Section 3.6(f).

                  "AUTHORIZED REPRESENTATIVES" of a General Partner shall be those representatives designated by notice to all Partners by each General Partner from time to time to represent such General Partner in connection with the Partnership. The term "AUTHORIZED REPRESENTATIVE" shall refer to any one of the Authorized Representatives of a Partner. The initial Authorized Representatives of the General Partners are set forth in Section 3.1(e) below.

                  "BLACKSTONE GENERAL PARTNER" means BJS Interstone Management Associates, a Delaware general partnership, or any Affiliate of any member of the Blackstone Group who replaces BJS Interstone Management Associates as a general partner hereunder, or is admitted as an additional general partner hereunder.

                  "BLACKSTONE GROUP" means the Blackstone Partners, Affiliates of the Blackstone Partners and the Blackstone Related Parties; provided, that the Blackstone Group shall not include investors in the Blackstone Partners who are not Affiliates of Blackstone Group Holdings L.P., to the extent such investors are not investing through any Affiliate of Blackstone Group Holdings L.P.

                  "BLACKSTONE LIMITED PARTNER" means Blackstone Real Estate Partners IV L.P., Blackstone RE Capital Partners II L.P., each a Delaware limited partnership, or any Affiliate of any member of the Blackstone Group who replaces Blackstone Real Estate Partners IV L.P. or Blackstone RE Capital Partners II L.P. as a limited partner hereunder, or is admitted as an additional limited partner hereunder.

                  "BLACKSTONE PARTNERS" means collectively, the Blackstone General Partner and the Blackstone Limited Partners and any other Partner admitted to the Partnership which is an Affiliate of any of the foregoing and any permitted assigns of such Partners.

                  "BLACKSTONE RELATED PARTIES" means (i) Blackstone Group Holdings L.P., (ii) each of the general partners of Blackstone Group Holdings L.P. and his immediate family members, for so long as he is such a partner and (iii) any corporation, partnership, limited liability company, joint venture or other like entity in which the Blackstone Partners or the parties referred to in (i) and (ii) above individually or collectively, hold a fifty percent (50%) or greater, direct or indirect (through one or more business entities), ownership interest, but shall not include any such entity in which the collective ownership interest of these parties is less than fifty percent (50%) or which is a publicly traded company.

                  "BROKEN DEAL" shall mean a proposed Project that is not ultimately acquired by the Partnership.

                  "BUSINESS DAY" shall mean any day on which commercial banks are authorized to do business and are not required by law or executive order to close in New York, New York.

                  "CAPITAL ACCOUNT" has the meaning set forth in
         Section 6.3.

                  "CAPITAL CONTRIBUTIONS" means the net fair market value of any capital contributions made by the Partners to the Partnership and shall include (i) the contributions of such Partner made pursuant to Sections 3.6, 3.9, 3.10, 5.1 and 5.7 and (ii) such Partner's payments made to third party creditors of the Partnership with respect to Partnership obligations to the extent such Partner is authorized by this Agreement to make any such payment, unless and until reimbursed by the Partnership.

                  "CAPITAL PROCEEDS" means (A) the cash or other consideration received by the Partnership (including interest on installment sales when received) as a result of (i) any sale, exchange, abandonment, foreclosure, insurance award, condemnation, easement sale or other similar transaction relating to any property of the Partnership, (ii) any financing or refinancing (to the extent such refinancing is deemed a Disposition hereunder) relating to any property of the Partnership,
         (iii) capital contributions to the Partnership upon admission of new partners, (iv) any other transaction which, in accordance with generally accepted accounting principles, would be treated as a capital event, in each case less (B) any such cash which is applied to (i) the payment of transaction costs and expenses, (ii) the repayment of debt of the Partnership which is required under the terms of any indebtedness of the Partnership or has been authorized by the General Partners, (iii) the repair, restoration or other improvement of Partnership Assets which is required under any contractual obligation of the Partnership or has been authorized by the General Partners and
         (iv) the establishment of reserves by the General Partners. "Capital Proceeds" shall also mean any of the foregoing which are received by a partnership or other vehicle in which the Partnership is a partner or investor or in which the Partnership otherwise has an interest, to the extent received by the Partnership as dividends or distributions.

                  "CARRYING VALUE" shall mean, with respect to any Partnership Asset, the asset's adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Partnership Assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership interest by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution, other than pursuant to the initial formation of the Partnership; (b) the date of the distribution of more than a DE MINIMIS amount of Partnership property to a Partner; (c) the date a Partnership interest is relinquished to the Partnership or (d) the date of the termination of the Partnership under Section 708(b)(i)(B) of the Code; PROVIDED, HOWEVER, that adjustments pursuant to clauses (a), (b) and
         (c) above shall be made only if the General Partners determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership Asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value. Depreciation shall be calculated by reference to Carrying Value, instead of tax basis once Carrying Value differs from tax basis.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

                  "COMMITTED CAPITAL" shall mean, the aggregate amount of $29,400,000 for the Blackstone Partners and the Blackstone Partners of the Parallel Partnerships, and the aggregate amount of $30,600,000 for the Interstate Partners and the Interstate Partners of the Parallel Partnership.

                  "COMPETITIVE RATE" shall mean, with respect to a particular service at a Target Investment, the lower of (i) the rate charged on an arm's length basis for the same or similar service for comparable properties in the geographic area in which the relevant Target Investment is located by unaffiliated persons providing or performing such service on an ongoing basis and (ii) the lowest rate charged by any Affiliates of the Interstate General Partner for the same or similar service for comparable properties in the geographic area in which the relevant Target Investment is located.

                  "CONSENT" shall mean the approval, direction or determination, as the case may be, of a Partner, given as provided in Section 3.1, to do the act or thing for which the approval is solicited or with respect to which the direction or determination is given or made, or the act of granting such approval or giving such direction or making such determination, as the context may require. Any Consent required to be given by the Blackstone General Partner shall be given by any one Authorized Representative of the Blackstone General Partner. Any Consent to be given by the Interstate General Partner shall be given by any two

         Authorized Representatives of the Interstate General
         Partner.

                  "CONSIDERATION" means the gross value of all cash, securities and other properties paid or payable, directly or indirectly, in one transaction or in a series or combination of transactions, in connection with an acquisition or disposition of a Target Investment or a transaction related thereto (including, without limitation, amounts paid (A) pursuant to covenants not to compete, employment contracts, employee benefit plans or other similar arrangements and (B) to holders of any warrants, stock purchase rights, convertible securities or similar rights and to holders of any options or stock appreciation rights, whether or not vested). Consideration shall also include the value of any long-term liabilities (including the principal amount of any mortgage indebtedness or other indebtedness for borrowed money, preferred stock obligations, any pension liabilities and guarantees) indirectly or directly assumed or acquired, or otherwise repaid or retired, in connection with or anticipation of such acquisition. If an acquisition takes the form of a purchase of assets, to the extent applicable Consideration shall also include (i) the value of any current assets not purchased, minus (ii) the value of any current liabilities not assumed. If the Consideration to be paid is computed in any foreign currency, the value of such foreign currency shall, for purposes hereof, be converted into U.S. dollars at the prevailing exchange rate on the date or dates on which such Consideration is paid. In this Agreement, the value of any securities (whether debt or equity) or other property paid or payable as part of the Consideration shall be determined as follows: (1) the value of securities that are freely tradable in an established public market will be determined on the basis of the last market closing price prior to the public announcement of the acquisition; and (2) the value of the securities that are not freely tradable or have no established public market or, if the Consideration utilized consists of property other than securities, the value of such other property shall be the fair market value thereof as reasonably determined by the General Partners.

                  "CONTRIBUTING PARTNER" has the meaning set forth in
         Section 5.2.

                  "DISABLING EVENT" means any event which would cause a General Partner to cease to be a general partner of the Partnership pursuant to
         Section 17-402 of the Partnership Act.

                  "DISPOSITION" of a Project shall mean the sale, exchange or other disposition by the Partnership of all or any portion of such Project for cash, and shall include the receipt by the Partnership of a liquidating dividend or other like distribution in cash. A refinancing of a Project shall be deemed a Disposition of such Project unless the General Partners agree otherwise. Whenever a portion of a Project (but not the entire Project) is the subject of a Disposition, that portion shall be treated as having been a separate project from that portion of the Project that is retained by the Partnership, and the Capital Contributions for such Project and the Proceeds (other than the Proceeds of such Disposition of a portion of a Project) distributed to the Partners with respect to such Project shall be treated as having been divided between the portion subject to the Disposition and the retained portion on a pro rata basis. For purposes of calculating the Internal Rate of Return, a Broken Deal shall be considered a Project subject to a Disposition that did not yield any Proceeds.

                  "FAIR MARKET VALUE" of a Project as of a specific date shall mean the fair market value of such project on such date as reasonably determined by the General Partners (taking into consideration all factors which may reasonably affect the sales price of the Project), less the principal amount of any debt and other similar liabilities secured by or otherwise related to such Project, and less a reasonable estimate of transaction costs and expenses which would be incurred upon a Disposition of such Project on such date. If the General Partners can not reach agreement on the Fair Market Value of a Project, the matter shall be settled by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except that the number and method of selection of the arbitrators shall be as follows: each General Partner shall select one qualified real estate investment banker or MAI appraiser who is experienced in valuing assets and liabilities of the type in question; the average of the Fair Market Values of such Project determined by such arbitrators shall be the Fair Market Value of such Project, and shall be final, conclusive and binding on the Partners.

                  "FISCAL PERIOD" means each fiscal quarter or such other period as may be established by the General Partners.

                  "FISCAL YEAR" means the calendar year ending on December 31 of each year.

                  "GENERAL PARTNERS" mean the Blackstone General Partner, the Interstate General Partner and any other person admitted to the Partnership as an additional or substitute general partner of the Partnership in accordance with the provisions of this Agreement, until such time as such person ceases to be a general partner of the Partnership as provided herein.

                  "INTERNAL RATE OF RETURN" shall mean with respect to any Partner as of the date of a cash distribution of

         Proceeds to such Partner, the rate of return (calculated as provided below, taking into account the time value of money) which (x) the Proceeds for which the return is being calculated represent on (y) all Capital Contributions made by such Partner as of such date with respect to the Project or Projects for which the return is being calculated.

                  In determining the Internal Rate of Return, the following shall apply:

                               (i) subject to the provisions of clause (ii) of
                  this definition, all present value calculations are to be made as of the date such Capital Contributions were contributed to the Partnership;

                              (ii) all Capital Contributions shall be treated as
                  having been contributed to the Partnership on the first day of the month during which a Partner's funds were actually delivered to the Partnership;

                             (iii) all distributions shall be treated as if
                  received on the last day of the month in which the distribution was made;

                              (iv) all distribution amounts shall be based on
                  the amount of the distribution prior to the application of any federal, state or local taxation to Partners (including any withholding or deduction requirements); and

                               (v) the rates of return shall be per annum rates
                  and all amounts shall be calculated on a compounded annual basis, and on the basis of a 365-day year.

                  When calculating the Internal Rate of Return (and for such purpose only), a Partner's Capital Contribution to a Project shall not be deemed to include 60% of such Partner's share of any amounts paid to the Blackstone General Partner or its Affiliates pursuant to Sections
         3.9 and 3.10 below for such Project. When calculating the Internal Rate of Return, a Partner's initial Capital Contributions shall be deemed given on the date of admission of such Partner to the Partnership, not on the date that the transferor of such Partner's interest in the Partnership made its Capital Contributions; such Capital Contributions shall be deemed Capital Contributions of the transferor for the period from when made until the transfer to the new Partner.

                  "INTERSTATE GENERAL PARTNER" means IHC/Interstone Corporation, a Delaware corporation, or any Affiliate of any member of the Interstate Group who replaces IHC/Interstone Corporation as a general partner hereunder or is admitted as an additional general partner hereunder.

                  "INTERSTATE GROUP" means the Interstate Partners, Affiliates of the Interstate Partners and the Interstate
         Related Parties.

                  "INTERSTATE LIMITED PARTNER" means IHC/Interstone Partnership II, L.P., a Delaware limited partnership, or any Affiliate of any member of the Interstate Group who replaces IHC/Interstone Partnership II, L.P. as a limited partner hereunder or is admitted as an additional limited partner hereunder.

                  "INTERSTATE PARTNERS" means collectively, the Interstate General Partner, the Interstate Limited Partner and any other Partner admitted to the Partnership which is an Affiliate of any of the foregoing and any permitted assigns of such Partners.

                  "INTERSTATE RELATED PARTIES" means (i) Interstate Hotels Company, (ii) each of the senior executives of Interstate Hotels Company and his immediate family members, for so long as he is employed by Interstate Hotels Company, (iii) Milton Fine and his immediate family members and (iv) any corporation, partnership, limited liability company, joint venture or other like entity in which the Interstate Partners or the parties referred to in (i), (ii) and (iii) above individually or collectively, hold a fifty percent (50%) or greater, direct or indirect (through one or more business entities), ownership interest but shall not include any such entity in which the collective ownership interest of these parties is less than fifty percent (50%) or which is a publicly traded company.

                  "LIMITED PARTNERS" means the Blackstone Limited Partners, the Interstate Limited Partner and any person admitted to the Partnership as an additional or substitute limited partner of the Partnership in accordance with the provisions of this Agreement.

                  "LIQUIDATOR" has the meaning set forth in Section 7.2.

                  "MANAGEMENT AGREEMENT" shall mean a Management Agreement in the form attached hereto as EXHIBIT A, as such agreement may be amended from time to time in accordance with the terms thereof and hereof.

                  "MINIMUM GAIN" shall have the meaning set forth in Regulations section 1.704-2(d)(1) and shall mean the amount determined by (i) computing for each nonrecourse liability of the Partnership any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability and (ii) aggregating the separately computed gains. If the Carrying Value of any Partnership Asset differs from the adjusted tax basis of such property, the calculation of

         Minimum Gain pursuant to the preceding sentence shall be made by reference to the Carrying Value. For purposes hereof, a liability of the Partnership is a nonrecourse liability to the extent that no Partner or related person bears the economic risk of loss for that liability within the meaning of Regulations section 1.752-1.

                  "NET INCOME (LOSS)" shall mean for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Section 6.4(c) through (e) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (v) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition shall be treated as deductible items.

                  "NON-CAPITAL PROCEEDS" means (x) any cash or other consideration received by the Partnership other than Capital Proceeds less (y) any such cash that is applied to the establishment of reserves which have been established by the General Partners and to expenses of the Partnership.

                  "NON-CONTRIBUTING PARTNER" has the meaning set forth in
         Section 5.2.

                  "NONRECOURSE DEDUCTIONS" shall have the meaning ascribed to such term in Regulations section 1.704-2(b)(1).

                  "ORGANIZATIONAL EXPENSES" means all reasonable third-party costs and expenses pertaining to the organization of the Partnership and the registration, qualification or exemption of the Partnership under any applicable federal, state or foreign laws, including fees of counsel to the Partnership and the Partners.

                  "PARALLEL PARTNERSHIPS" has the meaning set forth in
         Section 2.8.

                  "PARTNER" means any person who is a partner of the Partnership, whether a General Partner, a Limited Partner or both.

                  "PARTNER NONRECOURSE DEBT" shall have the meaning ascribed to such term in Regulations section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning ascribed to such term in Regulations section 1.704- 2(i)(2).

                  "PARTNER NONRECOURSE DEDUCTIONS" shall mean any item of partnership loss, deduction, or expenditure under section 705(a)(2)(B) of the Code that is attributable to a Partner Nonrecourse Debt, as determined pursuant to Regulations section 1.704-2(i)(2).

                  "PARTNERSHIP" means Interstone Three Partners IV L.P.

                  "PARTNERSHIP ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 DEL. C. ss.ss. 17-101, ET SEQ., as it may be amended from time to time, and any successor to such statute.

                  "PARTNERSHIP ASSETS" means all right, title and interest of the Partnership in and to all or any portion of the assets of the Partnership and any property (real or personal) or estate acquired in exchange therefor or in connection therewith.

                  "PRE-EXISTING PROJECTS" has the meaning set forth in
         Section 3.6(a).

                  "PROCEEDS" means the collective reference to Capital Proceeds and Non-Capital Proceeds.

                  "PROJECT" has the meaning set forth in the Preliminary Statement.

                  "PROJECT LIMITED LIABILITY COMPANY AGREEMENT" shall mean a limited liability company agreement in a form to be agreed upon by the General Partners, as such agreement may be amended from time to time in accordance with the terms thereof and hereof, formed pursuant to this Agreement to own Projects purchased hereunder.

                  "PROJECT PARTNERSHIP AGREEMENT" shall mean a partnership agreement in the form attached hereto as EXHIBIT B, as such agreement may be amended from time to time in accordance with the terms thereof and hereof, formed pursuant to this Agreement to own Projects purchased hereunder.

                  "REGULATIONS" means the regulations promulgated under the Code.

                  "RELATED PARTIES" means the Blackstone Related Parties and the Interstate Related Parties.

                  "REQUEST FOR PRELIMINARY APPROVAL" has the meaning set forth in Section 3.6(b).

                  "REQUEST FOR FINAL APPROVAL" has the meaning set forth in Section 3.6(f).

                  "SHARING PERCENTAGE" means the percentage interest of a Partner as set forth on SCHEDULE A hereto, as amended from time to time in accordance herewith.

                  "TARGET INVESTMENT" has the meaning set forth in the Preliminary Statement.

                  "TAX MATTERS PARTNER" has the meaning set forth in
         Section 6.2.

                  "TRANSFER" has the meaning set forth in Section 8.1(a).

                  "TRANSFEREE" has the meaning set forth in Section
         8.1(b).

                  "UNREALIZED LOSS" with respect to a Project on a date of a distribution of Capital Proceeds shall mean the excess of the total Capital Contributions with respect to such Project as of such date over the Fair Market Value of such Project as of such date. A Project shall not have any Unrealized Loss on a date of a distribution if the calculation pursuant to this definition for such Project on such date equals zero or less.

                  SECTION 1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" includes individuals, partnerships, joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. Unless the context requires otherwise, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The term "hereunder" shall mean this entire Agreement as a whole unless reference to a specific section of this Agreement is made.

                                   ARTICLE II

                               GENERAL PROVISIONS

                  SECTION 2.1 CONTINUATION OF PARTNERSHIP. The Blackstone General Partner and the Interstate General Partner, as the General Partners, and the Blackstone Limited Partners and the Interstate Limited Partner, as limited partners, hereby agree to continue the Partnership and the Partners agree that the Partnership shall continue for the limited purposes set forth and on the other terms and conditions set forth in this Agreement. The Blackstone General Partner hereby represents that each of the Blackstone Limited Partners is an Affiliate of the Blackstone General Partner or its Affiliates.

                  SECTION 2.2 PARTNERS. SCHEDULE A hereto contains the name, address and Sharing Percentage of each Partner as of the date of this Agreement. SCHEDULE A shall be revised by the General Partners from time to time to reflect the admission or withdrawal of a Partner or the transfer or assignment of interests in the Partnership in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein.

                  SECTION 2.3 NAME. The Partnership shall conduct its activities under the name of Interstone Three Partners IV L.P. The General Partners shall have the power at any time to change the name of the Partnership; PROVIDED, that the name shall always contain the words "Limited Partnership" or the letters "L.P." The General Partners shall give prompt notice of any such change to each Partner.

                  SECTION 2.4 TERM. The term of the Partnership shall commence on the date of this Agreement and shall continue until December 31, 2045, unless sooner dissolved, wound up and terminated in accordance with Article VII of this Agreement.

                  SECTION 2.5 PURPOSE; POWERS. (a) The purpose of the Partnership shall be (i) to implement the right of first opportunity with the Blackstone Group and the Interstate Group, including review and approval or disapproval by the General Partners of due diligence investigation of proposed Target Investments, and, upon final approval by the General Partners, causing the acquisition by the Partnership of such Target Investments either by itself or directly or indirectly through entities in which the Partnership shall have a direct or indirect ownership interest; (ii) operating, managing and disposing of any Target Investments approved for acquisition pursuant to this Agreement; and
(iii) to do all things necessary or incidental to any of the foregoing.

                  (b) In furtherance of its purposes, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, including the following:

                      (i) to invest and reinvest the cash assets of the Partnership in money-market or other short-term investments;

                     (ii) to have and maintain one or more offices within or without the State of Delaware, and, in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

                    (iii) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

                     (iv) to engage employees (with such titles and delegated responsibilities as may be determined), accountants, consultants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate them as may be necessary or advisable;

                      (v) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, and to form or cause to be formed and to participate in partnerships, joint ventures and limited liability companies, whether foreign or domestic;

                     (vi) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purposes;

                    (vii) to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment of claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith;

                   (viii) to distribute, subject to the terms of this Agreement, at any time and from time to time to Partners cash or investments or other property of the Partnership, or any combination thereof;

                     (ix) to borrow money, whether secured or unsecured, and to make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness, all without limit as to amount, and to secure the payment thereof by mortgage, pledge, or assignment of, or security interest in, the assets then owned or thereafter acquired by the Partnership;

                      (x) to buy, sell, operate and otherwise deal with Target Investments;

                     (xi) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Partnership; and

                    (xii) to take such other actions necessary or incidental thereto as may be permitted under applicable law.

                  SECTION 2.6 PLACE OF BUSINESS. The Partnership shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other office within the State of Delaware as is chosen by the General Partners. The Partnership shall maintain an office and principal place of business at 345 Park Avenue, New York, New York 10154, or at such other place as may from time to time be determined as its principal place of business by the General Partners; the General Partners shall give notice to the other Partners of any change in the Partnership's principal place of business. The name and address of the Partnership's registered agent as of the date of this Agreement is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  SECTION 2.7 ALTERNATIVE INVESTMENT STRUCTURE. If the Blackstone General Partner determines that for legal, tax, regulatory or other reasons it is in the best interests of the Partners that a Target Investment be made through an alternative investment structure, and all of the other General Partners unanimously Consent to such alternative structure (which Consent shall not be unreasonably withheld), the Blackstone General Partner shall structure the making of all or any portion of such Target Investment outside of the Partnership by requiring any Partner or Partners to make such Target Investment either directly or indirectly through a partnership or other vehicle (such as the purchase of stock, the purchase of partnership interests, or the formation of another partnership or as tenants in common) that will invest on a parallel basis with or in lieu of the Partnership, as the case may be. The Partners shall be required to make capital contributions directly to each such vehicle to the same extent, for the same purposes and on the same terms and conditions as Partners are required to make Capital Contributions to the Partnership, and such capital contributions shall reduce the unused Committed Capital of the Partners to the same extent as if Capital Contributions were made to the Partnership with respect thereto. Each Partner shall have the same economic interest in all material respects in Target Investments made pursuant to this Section 2.7 as such Partner would have if such Target Investment had been made solely by the Partnership, and the other terms of such vehicle shall be substantially identical in all material respects to those of the Partnership, to the maximum extent applicable; PROVIDED, that such vehicle (or the entity in which such vehicle invests) shall provide for the limited liability of the Limited Partners as a matter of the organizational documents of such vehicle (or the entity in which such vehicle invests) and as a matter of local law; and PROVIDED, FURTHER, that the General Partners or Affiliates thereof will serve as the general partners or in some other similar fiduciary capacity with respect to such vehicle.

                  SECTION 2.8 PARALLEL PARTNERSHIPS. The General Partners have established one or more additional collective partnerships (the "Parallel Partnerships") organized pursuant to partnership agreements in substantially the same form as this Agreement for certain types of investors to invest in Target Investments together with the Partnership. The Blackstone General Partner, or an Affiliate thereof, shall be a general partner of any such Parallel Partnerships, and the Blackstone Limited Partners, or Affiliates thereof, shall be limited partners of any such Parallel Partnerships. The Interstate General Partner, or an Affiliate thereof, shall be a general partner of any such Parallel Partnerships and the Interstate Limited Partner, or an Affiliate thereof, shall be a limited partner of any such Parallel Partnerships. The economic terms of each Parallel Partnership shall be the same as those of the Partnership.


                                   ARTICLE III

                         MANAGEMENT AND OPERATION OF THE
                   PARTNERSHIP; IDENTIFICATION AND APPROVAL OF
                          INVESTMENTS; PARTNER SERVICES

                  SECTION 3.1 MANAGEMENT. (a) The General Partners shall have the full and complete responsibility for managing the business of the Partnership and shall make all of the decisions affecting the business of the Partnership. Except as otherwise set forth in this Agreement, the Limited Partners shall have no right of Consent with respect to such decisions. The General Partners shall have all of the rights, powers and authorities permitted to be exercised by a general partner of a limited partnership formed under the Partnership Act. The General Partners shall exercise all powers necessary and convenient for the purposes of the Partnership, including those enumerated in
Section 2.5, on behalf and in the name of the Partnership.

                  (b) Except as otherwise provided herein, the Limited Partners as such shall not have the right to, and shall not, take part in the management or affairs of the Partnership, nor in any event shall any Limited Partner have the power to act for or bind the Partnership unless delegated such power by the General Partners. The exercise by any Limited Partner of any right or power conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Partnership Act.

                  (c) Any Consent required by this Agreement may be given as follows:

                      (1) by a written Consent given by the approving Partner at or prior to the doing of the act or thing of which the Consent is solicited, provided that such Consent shall not have been nullified by notice to all of the General Partners by the approving Partner at or prior to the time, or by the negative vote by such approving Partner at any meeting held to consider the doing, of such act or thing; or

                      (2) by the Consent given by the approving Partner to the doing of the act or thing for which the Consent is solicited at any meeting called or held to consider the doing of such act or thing.

                  (d) Unless the General Partners agree on a different procedure, any matter requiring the Consent of all or any of the Partners pursuant to this Agreement may be considered at a meeting of the Partners held not less than three (3) nor more than fifteen (15) Business Days after notice thereof shall have been given by a General Partner to all Partners. Such notice
(i) may be given by any General Partner, in its discretion, at any time. Any such notice shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the State of Delaware at such reasonable place as the General Partners shall designate and during normal business hours. Unless otherwise provided by the General Partners, meetings may be held telephonically.

                  (e) The written statements and representations of an Authorized Representative for a General Partner shall be the only authorized statements and representations of such General Partner with respect to the matter covered by this Agreement. The initial Authorized Representatives are (i) Kenneth C. Whitney, Thomas Saylak and John Schreiber for the Blackstone General Partner and (ii) W. Thomas Parrington, J. William Richardson and Marvin I. Droz for the Interstate General Partner. The written statement or representation of any one Authorized Representative of the Blackstone General Partner shall be sufficient to bind the Blackstone General Partner with respect to all matters pertaining to the Partnership and addressed in such statement or representation. The written statement or representation of any two Authorized Representatives of the Interstate General Partner shall be sufficient to bind the Interstate General Partner with respect to all matters pertaining to the Partnership and addressed in such statement or representation.

                  (f) The failure to vote by any Partner on any matter requiring such Partner's Consent within five business days after such vote is requested shall be deemed to be a negative vote with respect to such matter.

                  (g) A Partner shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Partner (or any Affiliate thereof) in such matter.

                  (h) Each Partner agrees that, except as otherwise expressly provided herein and to the fullest extent permitted by applicable law, the approval of any proposed action of or relating to the Partnership by all of the General Partners as provided herein (or if this Agreement grants one General Partner sole approval rights over a certain action, the approval of such action by such General Partner) shall bind each Partner and shall have the same legal effect as the approval of each Partner of such action.

                  SECTION 3.2 JOINT CONTROL BY THE GENERAL PARTNERS. Except as specifically provided in this Agreement, the business, affairs and operations of the Partnership shall be managed, and all Partnership decisions shall be jointly made, by both General Partners, and no single General Partner, acting alone, shall have the authority to bind or make any decision for the Partnership or to conduct or manage the Partnership's business or affairs. Without limiting the foregoing in any way, the following are examples of decisions of the Partnership which shall be made jointly by the General Partners:

                  (a) the reorganization of the Partnership as a corporation or other entity, or the creation of a holding corporation, partnership or limited liability company to own all or any substantial portion of the assets of or all the equity interests in the Partnership, provided that the surviving entity remains a pass-through entity for taxation purposes;

                  (b) the termination or settlement of any litigation by the Partnership;

                  (c) the making of any change in the Fiscal Period, any determination of reserves under this Agreement, any distribution of cash or investments or other property of the Partnership to the Partners, or any withdrawals of capital from the Partnership;

                  (d) the making of any change in the name of the Partnership or the use of another name by the Partnership to carry on any business of the Partnership;

                  (e) the making of the determination and approval of such tax matters as are specified in Section 6.2;

                  (f) the making of the allocation of amounts in respect of an interest in the Partnership Transferred pursuant to
         Section 8.2(e);

                  (g) the authorization of a Partner to disclose information agreed to be held confidential under Sections 9.5;

                  (h) the admission of an additional Partner to the Partnership pursuant to the terms of this Agreement if such additional Partner is not an Affiliate of either any member of the Blackstone Group or any member of the Interstate Group;

                  (i) (A) the sale, exchange or other transfer of any Partnership Asset, (B) the merger or consolidation of the Partnership with or into any other business entity provided that the surviving entity remains a pass-through entity for taxation purposes, and (C) the right to require each of the Partners to exchange, transfer or otherwise convey some or all of its partnership interest in the Partnership as part of an exit or disposition strategy for the Partnership;

                  (j) the making of any expenditure incurred in connection with the administration of the Partnership;

                  (k) the entering into of any lease by the Partnership as lessor;

                  (l) the engagement of any independent accountant, counsel, actuary or consultant to the Partnership, or any change in or termination of any engaged independent accountant, counsel, actuary or consultant to the Partnership;

                  (m) the maintenance of a registered office in Delaware other than that specified in Section 2.6;

                  (n) the determination of any titles and
         responsibilities of employees of the Partner pursuant to
         Section 2.5(b)(iv);

                  (o) the approval of budgets;

                  (p) the expenditure by the Partnership of any funds in connection with the disposition of a Target Investment or the expenditure by the Partnership of any funds required in connection with the operation of any Target Investments which are not included within the approved budget for such Target Investment;

                  (q) any termination, replacement or other change in the franchisor of any Target Investment in accordance with the terms of the franchise agreement, or the execution, modification or termination of any agreement which is material to the Partnership;

                  (r) the dissolution, termination and winding up of the Partnership as provided in Section 7.1(a);

                  (s) any amendment to this Agreement which would have a material adverse effect on any Partner's economic interest in the Partnership;

                  (t) extending the term of the Partnership beyond December 31, 2045;

                  (u) in accordance with Section 3.6 below, the decision for the Partnership to investigate a Target Investment and the decision for the Partnership to acquire a Target Investment, or the decision for the Partnership to acquire any other asset;

                  (v) the borrowing of money;

                  (w) the filing of a petition under any bankruptcy or other insolvency law by the Partnership, or the admission in writing by the Partnership of its bankruptcy, insolvency or general inability to pay its debts;

                  (x) the commencement of any litigation by the Partnership;

                  (y) a transaction or other matter involving any actual or potential conflict of interest affecting any Partner or Affiliate thereof other than the entering into of any agreements or the payment of any amounts provided for in this Agreement; and

                  (z) a change in the business of the Partnership to include any business other than that specified in Section 2.5 which takes the focus of the Partnership's business away from the lodging industry.

Notwithstanding the foregoing and without limiting the foregoing in any way, any General Partner may delegate in writing to (i) the other General Partner, its right to make any decisions concerning the Partnership or take any actions on behalf of the Partnership and/or (ii) to any manager of any Target Investment, the day to day administrative duties in connection with the operation of such property.

                  SECTION 3.3 BLACKSTONE PARTNERS RIGHTS. Notwithstanding any other provision of this Agreement, the Blackstone General Partner may take any of the following actions with out the Consent of any of the Interstate Partners:

                  (a) with respect to any Target Investment in which an Affiliate of the Interstate General Partner is the manager, any termination, replacement or other change in such manager in accordance with the terms of the management agreement, the declaration of a default or event of default under any management agreement for such manager, and the exercise of any remedies under such management agreement;

                  (b) the approval of a transfer of any partner's interest in the Partnership and the approval of the admission of any additional partner to the Partnership if such additional partner is an Affiliate of any member of the Blackstone Group or any member of the Interstate Group; and

                  (c) such other actions and decisions which are expressly given solely to the Blackstone General Partner pursuant to the terms of this Agreement.

                  SECTION 3.4 CERTAIN DUTIES AND OBLIGATIONS OF THE PARTNERS.
(a) Subject to the terms of this Agreement, the General Partners shall take all action which may be reasonably necessary or appropriate (i) for the formation and continuation of the Partnership as a limited partnership under the laws of the State of Delaware and (ii) for the development, maintenance, preservation and operation of the business of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations.

                  (b) No Partner shall take any action so as to cause the Partnership to be classified for Federal income tax purposes as an association taxable as a corporation and not as a partnership.

                  (c) The General Partners shall take (and each Partner agrees to cooperate with the General Partners and approves of the General Partners taking on its behalf) all action which is necessary to form or qualify the Partnership to conduct the business in which the Partnership is engaged under the laws of any jurisdiction in which the Partnership is doing business and to continue in effect such formation or qualification.

                  (d) The General Partners shall not take, or cause to be taken, any action that would result in any Limited Partner having any personal liability for the obligations of the Partnership. The General Partners shall be under a duty as described herein to conduct the affairs of the Partnership in the best interests of the Partnership and of the Partners including the safekeeping and use of all Partnership funds and assets and the use thereof for the exclusive benefit of the Partnership. Neither any Partner nor any Affiliate of any Partner shall enter into any transaction with the Partnership unless the transaction (i) is expressly permitted hereunder, (ii) is entered into on arm's-length terms in the ordinary course of Partnership business or (iii) is approved by all of the General Partners upon disclosure of any direct or indirect interest such Partner or any Affiliate thereof may have in the transaction.

                  (e) No General Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for (a) any act performed within the scope of the authority conferred on such General Partner by this Agreement except for the gross negligence or willful misconduct of such General Partner in carrying out its obligations hereunder, (b) such General Partner's failure or refusal to perform any act, except those expressly required by or pursuant to the terms of this Agreement, (c) such General Partner's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Partnership or (d) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Partnership selected, engaged or retained and monitored with reasonable care. In any threatened, pending or completed action, suit or proceeding, each General Partner shall be fully protected and indemnified and held harmless by the Partnership against all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such General Partner in connection with such action, suit or proceeding) by virtue of its status as a General Partner or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of such General Partner; provided, however, that a General Partner shall not be so indemnified for any acts determined to be in contravention of this Agreement or in breach of its fiduciary duties. The indemnification provided by this paragraph shall be recoverable only out of the assets of the Partnership, and no Partner shall have any personal liability on account thereof.

                  SECTION 3.5 RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNERS. The General Partners shall not have the authority to:

                  (a) do any act in contravention of this Agreement (including under Section 3.2 or Section 3.3);

                  (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, except in connection with the dissolution, winding up and termination of the Partnership as provided by Article VII;

                  (c) possess Partnership property, or assign their respective rights in specific Partnership property, for other than a Partnership purpose;

                  (d) admit a person as a Partner except as provided in this Agreement; or

                  (e) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

                  SECTION 3.6  RIGHT OF FIRST OPPORTUNITY.  (a) Subject to
Section 3.7(b) below, and until expiration or termination of the right of first opportunity in favor of the Partnership set forth below (which right has been confirmed and acknowledged in the Confirmation and Acknowledgment of Right of First Opportunity ("ACKNOWLEDGMENT"), in the form attached hereto as EXHIBIT C, which has been executed simultaneously herewith), each member of the Blackstone Group and the Interstate Group shall offer to the Partnership (along with the Parallel Partnerships) a right of first opportunity to invest in each Target Investment which (x) is identified by such member after the date of this Agreement or (y) which is identified on the list of Projects attached hereto as EXHIBIT D (the "PRE-EXISTING PROJECTS"), in each case, upon and subject to the terms set forth in the remainder of this Section 3.6.

                  (b) Except as provided in Section 3.7(b) below, promptly upon its identification of a Target Investment as a potential investment, each member of the Blackstone Group and the Interstate Group shall notify each of the General Partners about such Target Investment (such notification, a "REQUEST FOR PRELIMINARY APPROVAL") and shall provide each of the General Partners with such information reasonably necessary to evaluate such investment.

                  (c) Within five (5) Business Days after delivery to the General Partners of the Request for Preliminary Approval and the accompanying information pursuant to paragraph (b) above with respect to a proposed Target Investment, and provided that notice shall have first been given from the party requesting such action that approval is being sought under this Section, the General Partners shall either approve or disapprove pursuit of such proposed Target Investment (including the incurring of due diligence costs and expenditures, the negotiation and documentation of the terms of purchase and financing, and the posting of deposits). If the General Partners, having first been notified that approval under this Section is being sought, fail to unanimously approve the investigation of a proposed Target Investment within such five (5) Business Day period, the proposed Target Investment shall be deemed disapproved. Any General Partner shall have the right to reasonably request additional information regarding the proposed Project within three (3) Business Days after receipt of the Request for Preliminary Approval and the accompanying information. If any General Partner requests such additional information, the five (5) Business Day period referred to above shall commence on the day such General Partner receives all such additional information. The General Partners shall each have the right to approve or disapprove investigation of any proposed Project in their sole and absolute discretion. Once investigation of a Target

Investment is approved, the due diligence costs and expenditures reasonably incurred by the Partnership and within the scope approved by the General Partners with respect to such Project shall become the obligation of the Partnership.

                  (1) All due diligence costs and expenditures reasonably incurred by the Partnership pursuant to this Section and within the scope of the approved due diligence shall be funded if and when required for payment, and shall be funded solely from, and shall constitute, Capital Contributions to the Partnership by the Partners. In no event shall due diligence expenses be funded from operating revenues of the Partnership. The due diligence expenses incurred by the Partnership shall be allocated for book and tax accounting purposes between and among each Project in such manner as the General Partners may reasonably approve. Due diligence expenses from a Project shall be allocated among the Parallel Partnerships in such a manner as the Blackstone General Partner shall determine, in its sole discretion. Each Partner shall contribute its PRO RATA share of such due diligence expenses, based upon such Partner's Sharing Percentage.

                  (2) The Partners intend that all due diligence will be conducted through the Partnership in accordance with any Consent given by the General Partners; however, a General Partner may elect to perform its own due diligence in addition to that being performed by the Partnership. In the event a General Partner so elects to perform its own due diligence, such General Partner shall use its best efforts to minimize duplication of efforts and costs with that of the Partnership. The expenses (including legal fees) reasonably incurred by such General Partner shall be payable by the Partnership as Partnership expenses.

                  (d) If the General Partners approve investigation of a Project, the Partnership shall promptly undertake due diligence investigation and at appropriate times during and, in any event, prior to the conclusion of that due diligence investigation, the Partnership shall make available to each Partner copies of the material due diligence information obtained by the Partnership with respect to the applicable Target Investment.

                  (e) If any General Partner has elected to participate in the due diligence investigation of a proposed Project pursuant to Section 3.6(c)(2) above, then all due diligence activities shall be coordinated with such General Partner as reasonably necessary to facilitate such participation.

                  (f) At such time, if any, as any member of the Blackstone Group or the Interstate Group determines that a request for final authority to proceed with acquisition of a Project is required because such party reasonably believes that a binding commitment (i.e. a letter of intent which is, or could become binding or a contract for purchase and sale) to proceed with the acquisition must be executed by the Partnership or the opportunity to acquire such interest would be lost, such party shall request the General Partners to give their final approval to proceed with such acquisition (such notification, a "REQUEST FOR FINAL APPROVAL"). Upon the request of any General Partner, a Request for Final Approval shall be made in writing. In connection with any Request for Final Approval, such party shall, to the extent applicable, (i) submit to the General Partners the form of any purchase agreement and/or other relevant documents pursuant to which the Partnership may acquire an interest in a Project, and (ii) notify the General Partners of whether an Affiliate of the Interstate General Partner is being proposed as the property manager for the Project. Within five (5) Business Days after delivery of the Request for Final Approval, the General Partners shall meet and either approve or disapprove, in writing, the proposed Project, including a timetable for closing of the acquisition, the posting of any non-refundable deposits, if applicable, and the terms of engagement of any Affiliate of the Interstate General Partner for property or asset management of the Project, as applicable. Each General Partner shall have the right to grant final approval or disapproval of the Project in its sole and absolute discretion. However, unless all of the General Partners agree to extend the five (5) Business Day decision period set forth above, the General Partners shall either approve or disapprove the Project within that period without exception, and any failure to act within that period, as it may be extended by the General Partners in their sole discretion, shall constitute a disapproval of the Project. The Blackstone Partners specifically acknowledge that, unless transfer of management is not feasible or practical, the Interstate General Partner contemplates the engagement by the Partnership of an Affiliate of the Interstate General Partner on an arm's length basis in connection with the property management of one or more of the Projects and contemplates that one or more of the Project proposals may propose such engagement. If transfer of management is not feasible or practical, then, unless such engagement is not feasible or practical, the Partnership shall engage an Affiliate of the Interstate General Partner as an asset manager for such Project pursuant to an Asset Management Agreement in form and substance satisfactory to the parties thereto (the "ASSET MANAGEMENT AGREEMENT"), and the fees payable by the Partnership under such Asset Management Agreement shall be at Competitive Rates. Unless the General Partners unanimously agree otherwise, no nonrefundable deposit shall be posted with respect to a Project until that Project has received final Project approval pursuant to this subsection 3.6(f) and the General Partners have had the opportunity to review the purchase agreement and/or the other documents pursuant to which the Partnership may acquire an interest in such Project. The final Project approval shall specify the amount of each remaining funding obligation with respect to the applicable Project and the date(s) by which each such amount is to be funded, it being the intent of the Partners that they not fund to the Partnership those amounts due to the seller of (or if applicable, escrow agent for the transfer of) the Project more than three (3) Business Days prior to the date such amounts are due to the Seller or escrow agent, as applicable. The funding obligations with respect to a Project shall be allocated among the Parallel Partnerships in such a manner as the Blackstone General Partner shall determine, in its sole discretion. By each funding date, the Partners shall fund to the Partnership their PRO RATA portion of the funding obligation then due, based upon each Partner's Sharing Percentage, including any purchase deposits contemplated in connection with the Consent to such Project. In no event shall final Project approval funding requirements be funded from operating revenues of the Partnership. All such contributions to the Partnership shall constitute Capital Contributions. Each of the General Partners will consult with the other General Partners in connection with the negotiation of any documents necessary for the acquisition of a Target Investment.

                  (g) If the General Partners approve a proposed Project pursuant to subsection 3.6(f) above, unless the Project shall be purchased through another form, the Partnership shall promptly finalize the form of the Project Partnership Agreement or Project Limited Liability Company Agreement, as applicable, for the ownership of the proposed Project (with such Project specific modifications as are necessary to address any Project specific characteristics not addressed by the form of Project Partnership Agreement or Project Limited Liability Company Agreement, as applicable), and promptly finalize the form of a Management Agreement or an Asset Management Agreement, as applicable, to be entered into (with such Project specific modifications as are necessary to address any Project specific characteristics not addressed by the form of Management Agreement or Asset Management Agreement, as applicable, and which the Manager and the Blackstone General Partner may approve), which Management Agreement (if applicable) shall provide for aggregate fees not greater than 2.8% of Gross Operating Revenues (as defined in the Management Agreement). In no event shall any party hereunder have any liability to the other party for failure to finalize or enter into any Management Agreement or Asset Management Agreement, as applicable, so long as the parties have proceeded in good faith to attempt to consummate such documentation following approval of the General Partners of any proposed Project pursuant to Section 3.6.

                  (h) The General Partners agree that in the event that (A) material facts or circumstances or a material change in any facts or circumstances regarding a Target Investment which was approved for acquisition by the General Partners become known to any General Partner which were not previously known by such General Partner and (B) with the knowledge of such new or changed facts or circumstances, such General Partner no longer desires to proceed with such acquisition and (C) at the time of the occurrence of the event or events referred to in clause (A) above, (x) the Partnership is not irrevocably committed to consummate the acquisition of such Target Investment pursuant to a binding legal agreement and (y) the Partnership's obligations under such agreement would not be breached by the failure to consummate such acquisition, then such General Partner may, by written notice to the other General Partners, revoke its Consent to consummate such acquisition at which time such Target Investment shall no longer be deemed approved.

                  (i) Notwithstanding anything in this Section to the contrary, if, with respect to a Project, a member of the Blackstone Group or the Interstate Group reasonably believes it must take some action to retain the opportunity to purchase such Project before it has sufficient time to follow the procedures for approval set forth in this Section, such party may take such action (including the making of a deposit or the entering into a binding agreement if assignable to the Partnership) in its own name only and at its own risk without violating the terms of this Agreement, provided such party promptly submits such Project to the Partnership for its consideration. If the General Partners subsequently approve such Project, such party shall assign all of its rights in the Project to the Partnership and the Parallel Partnerships, as appropriate. If the General Partners subsequently disapprove such Project, the Partnership shall not be bound in any way to such Project, and the party who proposed the Project may proceed with such Project only if the conditions of
Section 3.7(b) and Section 3.7(c) have been met.

                  (j) Any General Partner may request that any of the time periods set forth herein be reduced or extended, if reasonably necessary.

                  (k) Notwithstanding anything in this Section to the contrary, none of the Interstate Partners shall be deemed in default hereunder for failure to notify the Blackstone Group as required herein if notice has been given to the Blackstone General Partner of any of the Parallel Partnerships.

                  (l) Notwithstanding anything contained in this Agreement to the contrary, unless all of the Partners unanimously agree otherwise, each Project in which the Partnership invests shall secure mortgage debt financing in principal amounts and with terms that are consistent with the then currently prevailing market conditions, but in any event in principal amounts between 60% and 75% of the total acquisition cost of such Project.

                  SECTION 3.7 RIGHT OF FIRST OPPORTUNITY; EXCLUSIVE RIGHTS; INVESTMENT PARAMETERS. (a) Subject to the terms of this Agreement as set forth above, the Blackstone Partners and the Interstate Partners each covenant to provide to the Partnership, and each other, during the term of this Agreement, the right of first opportunity as provided in Section 3.6 above to invest in (x) those Target Investments which are hereafter identified by them and (y) the Pre-Existing Projects. By their previous execution of the Acknowledgement, Interstate Hotels Company (in the case of (A) below) and Blackstone Group Holdings L.P. (in the case of (B) below) have agreed and hereby ratify and confirm that they agree, and agree to cause (A) the Interstate Group and (B) the Blackstone Group, respectively, to submit any Target Investments in which they or the Interstate Group and the Blackstone Group would otherwise wish to invest independent of the Partnership to the right of first opportunity set forth herein, and, in connection therewith, they shall, and shall cause the Interstate Group and the Blackstone Group to, subject to Section 3.7(b) below, refer all such investment opportunities to the Interstate General Partner or the Blackstone General Partner, as applicable, for submission to the Partnership pursuant to the terms set forth above.

                  (b) Notwithstanding anything herein to the contrary, the Interstate Group and the Blackstone Group expressly retain the right to undertake acquisition or development of any Target Investment or any other investment whatsoever, without the consent of the others, and free of any right of first opportunity hereunder, at such time, in such form and upon such terms as they, acting in their sole discretion, may determine appropriate, where any one of the following conditions is satisfied:

                      (i) such Project is a Project that was disapproved or deemed disapproved solely by action or inaction of the General Partners after proper notice; PROVIDED, that if a Project is disapproved or deemed disapproved by a General Partner who is a member of the same group (i.e., the Blackstone Group or the Interstate Group) as the party who submitted the Request for Preliminary Approval or Request for Final Approval, as applicable, then the condition contained in this clause
         (i) shall not be deemed satisfied for any member of such group;

                     (ii) such Project fails to meet the definition of a Target Investment;

                    (iii) except as expressly provided below, such Project is listed on EXHIBIT E hereto, subject to the qualifications and agreements described in such Exhibit;

                     (iv) such Project is identified or undertaken after the termination of the right of first opportunity pursuant to the terms of this Agreement;

                      (v) such party is acquiring, directly or indirectly, the stock or assets of an entity which owns one or more Target Investments but whose assets and/or operations are not primarily composed of Target Investments;

                     (vi) such party is acquiring, directly or indirectly, the stock or assets of an entity which primarily owns and/or operates hotel or motel franchise systems or hotel or motel reservations systems;

                    (vii) the Consideration being paid for such Target Investment in the aggregate is less than $10,000,000 or the equity portion of the Consideration being paid for such Target Investment in the aggregate is less than $5,000,000; or

                    (viii) with respect to a Target Investment, the Interstate Group or the Blackstone Group , as applicable, certifies, at any time (whether or not such Project has been submitted to the Partners and the Partnership under Section
         3.6 above), that in its good faith judgment, involvement with the Blackstone Group or the Interstate Group, as applicable, in such Target Investment would be prohibited by, or otherwise interfere with, its other business arrangements or would otherwise not be appropriate, feasible or practical.

                  (c) Notwithstanding anything in Section 3.7(b) above to the contrary, the right of first opportunity set forth herein will apply to any acquisition undertaken by any member of the Blackstone Group or the Interstate Group during the term of this right of first opportunity with respect to the Pre-Existing Projects. In the event that a party is undertaking the acquisition of a Target Investment free of the right of first opportunity pursuant to
Section 3.7(b)(i), such party shall acquire such Target Investment upon terms that are no more favorable than the terms presented to the General Partners with respect to such Target Investment.

                  (d) The Partners acknowledge that, without limiting the definition of Target Investment, it is their intent that the Target Investments ultimately acquired by the Partnership will be Target Investments which (i) are mid to high quality (3-4 stars), (ii) are located in growing markets, (iii) are well positioned vis-a-vis the competition and, (iv) provide significant opportunity for enhanced performance through intensive management repositioning and/or redevelopment. Additionally, there is a preference for multi-asset acquisitions over single properties in order to provide for the most efficient and cost effective underwriting and investment process. Further, such acquisitions should provide minimum going-in free and clear returns of 11% (after management and FF&E reserve), unless immediate opportunity for enhanced performance can be demonstrated. Nevertheless, certain Target Investments may be approved hereunder even if they do not fall within the above-referenced investment parameters. Accordingly, except as otherwise provided herein (including without limitation Section 3.7(b) below), all Target Investments, including, those that do not fall within the above-referenced investment parameters, shall be subject to the right of first opportunity set forth in
Section 3.6 above.

                  SECTION 3.8               TERMINATION OF RIGHT OF FIRST
                                            -----------------------------
OPPORTUNITY.
- - -----------

                  (a) The Blackstone General Partner shall have the right to terminate the right of first opportunity set forth in Section 3.6 if any member of the Interstate Group defaults in the performance of any of its obligations hereunder or under the Acknowledgement after the Blackstone General Partner has given such Partner or any other such party notice of such default and such Partner or other party has failed to cure such default within 30 days after receipt of such notice.

                  (b) The Interstate General Partner shall have the right to terminate the right of first opportunity set forth in Section 3.6 if any member of the Blackstone Group defaults in the performance of any of its obligations hereunder or under the Acknowledgement after the Interstate General Partner has given such Partner or any other such party notice of such default and such Partner or other party has failed to cure such default within 30 days after receipt of such notice.

                  (c) The right of first opportunity set forth in Section 3.6 shall automatically terminate upon the earlier to occur of (i) December 15, 1997 or (ii) the date upon which the members of the Blackstone Group in the Partnership and in the Parallel Partnerships shall have contributed an aggregate of $29,400,000 to the Partnership and the Parallel Partnerships and the members of the Interstate Group in the Partnership and the Parallel Partnerships shall have contributed an aggregate of $30,600,000 to the Partnership and the Parallel Partnerships.

                  (d) At any time after $54,000,000 has been invested (either through acquisitions that are closed or through binding commitments to close acquisitions) in the aggregate by the Partnership and the Parallel Partnerships, then any Partner may elect to terminate the right of first opportunity set forth in Section 3.6 upon three (3) Business Days notice to all the other Partners.

                  (e) The General Partners may, in their discretion, extend the right of first opportunity set forth in Section 3.6 for such period of time as they may mutually agree.

                  SECTION 3.9 FINANCING. The Blackstone General Partner, acting directly or through one or more of its Affiliates, shall endeavor to secure an acquisition financing facility for the Partnership and the Parallel Partnerships in an initial amount between $60,000,000 and $80,000,000, such facility to be subject to borrowings by the Partnership and the Parallel Partnerships to acquire Target Investments in the event that sufficient seller financing is not available in connection with the acquisition of any such Target Investment and for other related purposes. If needed, the Blackstone General Partner may secure additional debt facilities for the Partnership and the

Parallel Partnerships up to an aggregate amount (including the initial $60,000,000 to $80,000,000) between $140,000,000 and $180,000,000. The General
Partners must unanimously approve the terms and conditions of such financing. In the event such financing is obtained, in addition to any other fees, expenses or other compensation payable to the Blackstone General Partner and/or its Affiliates hereunder or any fees payable to third parties in connection with such financing, the Partnership and the Parallel Partnerships shall pay to the Blackstone General Partner and/or its Affiliates, as the case may be, a fee for placing such debt facilities in an amount equal to one percent (1%) of the maximum principal amount of each such debt facility. The portion of such fee allocated to the Partnership shall be determined by the Blackstone General Partner, in its sole discretion. At the time such fee is payable, each Partner shall fund to the Partnership, as a Capital Contribution, its PRO RATA portion of such fee, based upon such Partner's Sharing Percentage, to the extent not financed as part of the overall transaction. No fee shall be payable under this
Section in connection with the refinancing of any such debt facilities.

                  SECTION 3.10   FINANCIAL ADVISORY SERVICES.  (a) Each
time that the Partnership acquires a Target Investment, the Partnership and any Parallel Partnerships invested in such Target Investment shall pay to whichever of the Blackstone General Partner (and/or its Affiliates) or the Interstate General Partners (and/or its Affiliates) proposed such Target Investment to the Partnership, an aggregate advisory fee equal to one percent (1%) of the amount of the Consideration for the acquisition of such Target Investment; provided that the Blackstone General Partner or its Affiliates shall not be entitled to such a fee after the occurrence and during the continuance of a default hereunder by any of the Blackstone Partners (after any notice and opportunity to cure); and provided further that the Interstate General Partner or its Affiliates shall not be entitled to such a fee after the occurrence and during the continuance of a default hereunder by any of the Interstate Partners (after any notice and opportunity to cure). The portion of such fee allocated to the Partnership shall be determined by the Blackstone General Partner. At the time such fee is payable, each Partner shall fund to the Partnership, as a Capital Contribution, its PRO RATA portion of such fee, based --- ---- upon such Partner's Sharing Percentage, to the extent not financed as part of the overall transaction.

                  (b) Each time that the Partnership disposes (including, without limitation, in exchange for stock of a corporation, partnership interests in a partnership or interests in a limited liability company) of a Target Investment, the Partnership and any Parallel Partnerships invested in such Target Investment shall pay to the Blackstone General Partner (and/or its Affiliates) an aggregate advisory fee equal to one percent (1%) of the amount of the Consideration for the disposition of such Target Investment; provided that the Blackstone General Partner or its Affiliates shall not be entitled to such a fee after the occurrence and during the continuance of a default hereunder by any of the Blackstone Partners (after any notice and opportunity to cure). The portion of such fee allocated to the Partnership shall be determined by the Blackstone General Partner. At the time such fee is payable, each Partner shall fund to the Partnership, as a Capital Contribution, its PRO RATA portion of such fee, based upon such Partner's Sharing Percentage, to the extent not financed as part of the overall transaction.

                  SECTION 3.11    OTHER PARTNER SERVICES.

                  (a) Until such time as the General Partners hire, as an employee or employees of the Partnership, a portfolio manager, a controller and/or an administrative staff to conduct and oversee the overall administration of the Partnership, the Interstate General Partner shall conduct all the administrative affairs of the Partnership at the then Competitive Rate; provided, however, that the General Partners agree to hire an employee or employees of the Partnership to perform such tasks promptly after the needs of the Partnership so require. Any such employee may be employed jointly by the Parallel Partnerships. The Interstate General Partner shall also, at no cost to the Partnership (except where otherwise provided in this Agreement), conduct, oversee and/or manage all (i) pre-acquisition due diligence, (ii) property-level management, (iii) performance tracking, (iv) the making of capital improvements to any Project, (v) overall portfolio management of the Partnership Assets and
(vi) negotiation of franchise fee arrangements. The Interstate General Partner shall also be responsible for preparing administrative, operating and capital budgets for the Partnership. The Interstate General Partner shall submit to the General Partners all relevant information regarding all proposed budgets, proposed franchise fee arrangements and related financial matters, and the General Partners shall have the right to Consent to all such materials before they are implemented by the Partnership.

                  (b) The Blackstone General Partner shall, at no cost to the Partnership (except where otherwise provided in this Agreement), conduct, oversee and/or manage all the acquisition and disposition activities of the Partnership, including overseeing acquisitions and dispositions of Target Investments, arranging debt financings on individual Target Investments and conducting and/or overseeing all mergers and public securities offerings.

                  (c) The Partners acknowledge that Affiliates of the Interstate General Partner have the capability of providing to the Partnership various insurance and purchasing services. At the direction of the Blackstone General Partner acting in its sole discretion (including, as to insurance, approval by the Blackstone General Partner of the financial soundness of any proposed insurance company and its reinsurers), the Partnership may engage such Affiliates of the Interstate General Partner to perform such services (in which case such services shall be performed at Competitive Rates) or the Partnership may engage independent third parties to perform such services, provided, that if the Partnership has received an offer from any such independent third party to perform such services, Affiliates of the Interstate General Partner shall have the right to match such offer and, if such offer is matched, the Partnership will engage such Affiliates on the terms of such offer.

                  (d) In performance of the services pursuant to this Section
3.11 and otherwise, the Partners agree that they shall cooperate and consult with each other in an effort to minimize duplication of efforts and costs.

                  SECTION 3.12 MARKETING RIGHTS. At any time after December __, 1997 [18 MONTHS FROM THE EXECUTION HEREOF], the Blackstone Partners, acting jointly, or the Interstate Partners, acting jointly, may propose the sale of a Project or Projects (but not a portion of any Project) in accordance with the following terms:

                  (a) All of the Blackstone Partners may jointly serve upon all of the Interstate Partners, or all of the Interstate Partners may jointly serve upon the all of the Blackstone Partners, a notice (an "Offering Notice") as described below. The partners serving an Offering Notice shall be referred to in this Section as the "Offering Group". The partners receiving an Offering Notice shall be referred to in this Section as the "Offeree Group". Each Offering Notice shall specify one or more Projects (the "Offered Projects") that the Offeror Group proposes to be sold (either by causing the Property Partnerships which own such Offered Projects to sell such Offered Projects or by selling all of the partnership interests in such Property Partnerships) and designate a price for the sale of each Offered Project (the "Offer Price"). The Offeree Group with respect to a Project may not deliver an Offering Notice with respect to such Project until the expiration of the Sale Option Period (as defined below) for such Project with respect to the Offering Notice of the Offeror Group with respect to such Project. The Offering Notice may not propose to sell a portion of any Project. An Offering Notice delivered under this Agreement must be simultaneously delivered under the partnership agreement of each of the Parallel Partnerships, and for the purposes of this Section 3.12, the Offeror Group shall consist of all of the members of the Offeror Groups in each of the Parallel Partnerships, the Offeree Group shall consist of all of the members of the Offeree Groups in each of the Parallel Partnerships, the Offered Projects shall consist of the interest of all of the Parallel Partnerships in such Offered Projects, and the Offeree Deposit (as defined below) shall be delivered in the aggregate by all of the Parallel Partnerships,

                  (b) Within 30 days after the receipt by the Offeree Group of an Offering Notice (an "Offeree Option Period"), the Offeree Group may in a writing to the Offeror Group (an "Offeree Reply Notice") (i) elect to purchase all of the Offered Projects listed in such Offering Notice (an "Offeror Group Interest") at a price equal to the aggregate Offer Price for the Offered Projects, or (ii) decline to purchase such Offered Projects. With respect to each Offering Notice, if the Offeree Group fails to deliver an Offeree Reply Notice to the Offeror Group prior to the expiration of the Offeree Option Period, the Offeree Group shall for all purposes be conclusively deemed to have declined to purchase the Offered Projects listed in such Offering Notice. If the Offeree Group elects to purchase all of the Offered Projects, the Offeree Group shall deliver to a mutually acceptable escrow agent, a nonrefundable deposit in an amount equal to 5% of the aggregate Offer Price for the Offered Projects (the "Offeree Deposit"); in such case, the Offeree Reply Notice shall not be deemed delivered until such time as the escrow agent has received the Offeree Deposit. The Offeror Group and the Offeree Group shall endeavor to structure any sale of the Offered Projects to the Offeree Group in a tax efficient manner.

                  (c) If, with respect to an Offering Notice, the Offeree Group elects to purchase the Offered Projects, the closing of the purchase of such Offered Projects (the "Closing") will be held on a date selected by the Offeree Group upon five Business Days' notice to the Offeror Group but no later than 90 days after the Offeror Group's receipt of the Offeree Reply Notice (the "Outside Purchase Date"). Each Closing shall be held in New York City at a location designated by the General Partner in the Offeror Group. At the Closing, the Partnership (or the Property Partnership, as applicable) shall execute such transfer documents as the Offeree Group shall reasonably require to transfer the Offered Projects to the Offeree Group, as is, where is, and the Offeree Group shall pay to the Offeror Group, in immediately available funds, the aggregate Offeror Price for all of the Offered Projects listed in such Offering Notice. To the extent the execution by a member or Affiliate of a member of the Offeree Group is required on behalf of the Partnership or Property Partnership, each member or Affiliate of a member of the Offeree Group shall promptly execute and deliver any such document or instrument, and each Partner of the Offeree Group hereby constitutes and appoints each Partner in the Offeror Group its attorney in fact to execute, acknowledge and deliver any such documents or instruments in its stead.

                  (d) An Offeree Reply Notice shall be an irrevocable binding obligation of the Offeree Group. If the Offeree Group elects in an Offeree Reply Notice to purchase the Offered Projects, and the Offeree Group fails to purchase such Offered Projects by the applicable Offeree Outside Purchase Date,
         (i) the Offeree Group shall immediately forfeit all of its rights under this Section 3.12 with respect to any Projects, including without limitation the right to send out Offering Notices with respect to any Projects, (ii) the Offeror Group shall be entitled to retain the Offeree Deposit as liquidated damages, and (iii) the Offeror Group shall be entitled to exercise any and all other remedies available at law and equity, including specific performance since the parties hereto recognize that damages alone would be inadequate.

                  (e) With respect to an Offering Notice, if the Offeree Group declines (or is deemed to have declined) to purchase the Offered Projects listed therein, the Offeror Group shall have the right, without the consent of any Partner of the Offeree Group, within 90 days after the earlier of (i) the Offeror Group's receipt of an Offeree Reply Notice in which the Offeree Group declines to purchase the Offered Projects, and (ii) the expiration of the Offeree Option Period (such 90 day period, the "Sale Option Period"), to cause the sale of any or all of the Offered Projects listed in such Offering Notice (including the sale to any member of the Offeror Group). Each Partner of the Offeree Group shall promptly execute and deliver any document or instrument the Offeror Group reasonably requires in order to consummate the sale of such Offered Projects during the Sale Option Period, and each Partner of the Offeree Group hereby constitutes and appoints each Partner in the Offeror Group its attorney in fact to execute, acknowledge and deliver any such documents or instruments in its stead. Notwithstanding the foregoing, the Offeror Group shall not be entitled to cause the sale of an Offered Project during the Sale Option Period for a sales price of less than 90% of the Offer Price for such Offered Project listed in such Offering Notice (or 100% of the Offer Price for such Offered Project if the purchaser is any member of the Offeror Group or any affiliate of any member of the Offeror Group). If an Offered Project is not sold prior to the expiration of the Sale Option Period, the Offeror Group may not cause the sale of such Offered Project without again complying with all of the provisions of this Section (unless all of the other Partners consent). No Partner may exercise its rights under this Section with respect to any particular Project more than once in any twelve month period (but such Partner may exercise its rights under this Section with respect to other Projects). The Offeror Group and the Offeree Group shall endeavor to structure any sale of the Offered Projects to the Offeror Group (or any member thereof) in a tax efficient manner.

                                   ARTICLE IV

                           OTHER ACTIVITIES PERMITTED
                           --------------------------

                  Except as expressly provided hereunder, this Agreement shall not be construed in any manner to preclude any Partner or any of its Affiliates from engaging in any activity whatsoever permitted by applicable law (whether or not such activity might compete, or constitute a conflict of interest, with the Partnership), including, without limitation, the provision of financial or investment advisory services to any person, managing investments or receiving compensation or profit from any of the foregoing.


                                    ARTICLE V

                             CAPITAL CONTRIBUTIONS;
                             ----------------------
                                  DISTRIBUTIONS
                                  -------------

                  SECTION 5.1    CAPITAL CONTRIBUTIONS.  (a)  No Partner
shall be required to make a Capital Contribution except as provided in this Section. Each Partner agrees to make Capital Contributions (i) as required by this Agreement, including, without limitation, Sections 3.6, 3.9, 3.10 and 5.7 of this Agreement, (ii) to pay for costs and expenses under approved budgets and for fees, costs and expenses specifically payable by the Partnership pursuant to this Agreement or (iii) in the event that the General Partners determine that the Partnership requires additional funds to meet its then existing obligations, including to cover operating shortfalls, and funds are not otherwise available from Partnership revenues or from loans to the Partnership for such purposes. Each of the Partners shall be required to make Capital Contributions to the Partnership in accordance with such Partner's Sharing Percentage (as determined in accordance with Section 3.6(f) above); provided that, except for amounts to be contributed under clause (iii) above (for which no limit shall apply), the aggregate amount of Capital Contributions made by the Blackstone Partners hereof and by the Blackstone Partners in the Parallel Partnerships shall not exceed $29,400,000, and the aggregate amount of Capital Contributions made by the Interstate Partners hereof and by the Interstate Partners in the Parallel Partnerships shall not exceed $30,600,000. It is understood and agreed that the commitment by the Blackstone Partners and the Interstate Partners to fund their respective Committed Capital is not revolving in nature and at such time as the date such Partner's Committed Capital shall have been funded in full, such commitment will expire and be of no further force or effect.

                  (b) No Partner shall have any obligation to restore any negative balance in the Partner's Capital Account upon liquidation of the Partnership. No Partner shall be entitled to withdraw all or any part of its Capital Contributions except as expressly provided in this Partnership Agreement. No interest shall be payable by the Partnership on the Capital Contributions of any Partner except as otherwise provided herein. In no event shall any Partner be entitled to demand any property from the Partnership other than cash.

                  (c) When Capital Contributions are required under paragraph
(a) above from the Partners, the General Partners shall give notice to all of the Partners of the amount of funds required and the date such funds shall be due, which due date shall be, unless otherwise provided in this Agreement, no less than 10 Business Days from the date such notice is given.

                  SECTION 5.2 PARTNER LOANS FOR FAILURE TO FUND COMMITTED CAPITAL. If any Partner shall fail to timely make a Capital Contribution required in Section 5.1 (such Partner is hereinafter referred to as a "NON-CONTRIBUTING PARTNER") and such default is not cured within 10 days of the date such Capital Contribution was due, then any other Partner (a "CONTRIBUTING PARTNER") may fund all or part of such Capital Contribution and, unless the Contributing Partner otherwise elects the remedy of the dilution of such Non-Contributing Partner's Interest in the Partnership as set forth in Section
5.3 below, any amounts funded by a Contributing Partner on behalf of a Non-Contributing Partner shall be made directly to the Partnership but shall be treated as (i) a recourse demand loan made by the Contributing Partner to the Non-Contributing Partner (bearing interest at a fluctuating rate of interest equal to 10% per annum in excess of the prime rate of interest publicly announced by Citibank, N.A. from time to time, but not less than 15% per annum, but in no event in excess of the maximum rate permitted by applicable law), followed by (ii) a Capital Contribution by such Non-Contributing Partner to the Partnership. Any such recourse loan (to the extent of unpaid principal and interest) shall be payable on demand by the Contributing Partner and shall be repaid directly by the Partnership on behalf of the Non-Contributing Partner to the Contributing Partner from Non-Capital Proceeds and Capital Proceeds otherwise distributable to the Non-Contributing Partner. Amounts paid directly by the Partnership to the Contributing Partner on account of the loan shall be deemed distributions to the Non-Contributing Partner. Any Non-Capital Proceeds and Capital Proceeds used to repay such loan shall be applied first to interest and then to principal thereof.

                  SECTION 5.3 DILUTION FOR FAILURE TO FUND CAPITAL. (a) If a Non-Contributing Partner fails to contribute any amounts required to be contributed pursuant to Section 5.1 above as and when required to be contributed and such funds are contributed to the Partnership by a Contributing Partner, the Non-Contributing Partner's Sharing Percentage shall be, if the Contributing Partner elects to apply the provisions of this Section 5.3 in lieu of the loan mechanism provided in Section

5.2, adjusted pursuant to Section 5.3(b) below as of the day on which the Contributing Partner contributes such funds. In such an event the contribution of such funds shall be treated as a Capital Contribution to the Partnership by the Contributing Partner.

                  (b) The Sharing Percentage of a Non-Contributing Partner may be reduced (but not below zero), upon the election described in Section 5.3(a) above, by an amount equal to the product of (i) 1.6 TIMES (ii) a fraction expressed as a percentage, (A) the numerator of which is the amount of the Capital Contribution which such Non-Contributing Partner fails to contribute and
(B) the denominator of which is the aggregate of the Capital Contributions made by the Partners up to and including such time, including the Capital Contribution which such Non-Contributing Partner fails to make. The Sharing Percentage of the Contributing Partner shall be increased by the amount of the reduction in the Sharing Percentage of the NonContributing Partner. Notwithstanding the foregoing, if within 90 days after the reduction of the Non-Contributing Partner's Sharing Percentage described herein, the Non-Contributing Partner pays to the Contributing Partner the amount which the NonContributing Partner failed to contribute and such Contributing Partner contributed, together with interest thereon (at a rate equal to 10% per annum in excess of the prime rate of interest publicly announced by Citibank, N.A. from time to time, but not less than 15% per annum, and in no event in excess of the maximum rate permitted by applicable law), the Non-Contributing Partner's Sharing Percentage and the Contributing Partner's Sharing Percentage shall be reinstated as if the Non-Contributing Partner had timely made such Capital Contribution.

                  SECTION 5.4    DISTRIBUTIONS GENERALLY.  Capital
Proceeds shall be distributed as soon as practicable but in any event within 45 days after the date that such Proceeds are received by the Partnership. Non-Capital Proceeds shall be distributed at such times and intervals as the General Partners shall determine, but in no event later than 30 days after the end of each calendar quarter. The Partnership shall make such distributions in cash among the Partners in accordance with this Article V.

                  SECTION 5.5    DISTRIBUTIONS OF PROCEEDS.

                  (a) Each distribution of Non-Capital Proceeds from a Project shall be made to the Partners to the extent of, and PRO RATA in accordance with, each of their Sharing Percentages (as the same may be adjusted hereunder). Notwithstanding the foregoing, Non-Capital Proceeds from a Project otherwise distributable to a Blackstone Partner shall be distributed as follows:

                  (i) First, 100% to such Blackstone Partner until such Blackstone Partner has received cumulative Proceeds from such Project in an amount equal to the Capital Contributions made by such Partner with respect to such Project; and

                     (ii) Second, 100% to such Blackstone Partner until such Blackstone Partner has received cumulative Proceeds from such Project, in excess of any amounts distributed under Section 5.5(a)(i) above, in an amount which generates a 20% Internal Rate of Return on the Capital Contributions made by such Partner with respect to such Project; and

                    (iii) Thereafter, 86.532% to such Blackstone Partner and 13.468% to the Interstate Partners (PRO RATA in accordance with their Sharing Percentages).

                  (b) Each distribution of Capital Proceeds from a Project shall be made to the Partners to the extent of, and PRO RATA in accordance with, each of their Sharing Percentages (as the same may be adjusted hereunder). Notwithstanding the foregoing, Capital Proceeds from a Project otherwise distributable to a Blackstone Partner shall be distributed as follows:

                      (i) First, 100% to such Blackstone Partner until such Blackstone Partner has received cumulative Proceeds from (x) all Projects which have been subject to a Disposition on or prior to the date of such distribution and (y) all Projects for which an Unrealized Loss exists on such date, in an amount equal to the sum of the Capital Contributions made by such Partner as of such date with respect to all Projects which have been subject to a Disposition on or prior to such date; and

                     (ii) Second, 100% to such Blackstone Partner until such Blackstone Partner has received cumulative Proceeds from (x) all Projects which have been subject to a Disposition on or prior to the date of such distribution and (y) all Projects for which an Unrealized Loss exists on such date, in excess of any amounts distributed under
         Section 5.5(b)(i) above, in an amount which generates a 20% Internal Rate of Return on the Capital Contributions made by such Partner as of such date with respect to all Projects which have been subject to a Disposition on or prior to such date and all Projects for which an Unrealized Loss exists on such date; and

                    (iii) Third, 100% to such Blackstone Partner until such Blackstone Partner has received cumulative Proceeds from (x) all Projects which have been subject to a Disposition on or prior to the date of such distribution and (y) all Projects for which an Unrealized Loss exists on such date, in excess of any amounts distributed under Sections 5.5(b)(i) and (ii) above, in an amount equal to the total of such Partner's PRO RATA shares of Unrealized Loss from all Projects for which an Unrealized Loss exists on such date (based on such Partner's Sharing Percentage); and

                     (iv) Thereafter, 86.532% to such Blackstone Partner and 13.468% to the Interstate Partners (PRO RATA in accordance with their Sharing Percentages).

                  SECTION 5.6 RESTRICTED PAYMENTS. Notwithstanding any provisions to the contrary in this Agreement, neither the Partnership nor the General Partners on behalf of the Partnership shall make a distribution if such distribution would violate the Partnership Act.

                  SECTION 5.7 PARTNERSHIP EXPENSES. (a) Promptly after the date of this Agreement, the Partnership, to the extent it does not pay such costs and expenses directly, will reimburse each Partner for Organizational Expenses incurred by such Partner.

                  (b)      The following expenses shall be borne by the
Partnership:

                      (i) To the extent not reimbursed, all expenses (other than any Partner's overhead) reasonably incurred in the operation of the Partnership (and approved by the General Partners if required hereunder), including without limitation, any taxes imposed on the Partnership, fees and expenses for attorneys and accountants, the costs and expenses of any insurance purchased by the Partnership, and the costs and expenses of any litigation involving the Partnership and the amount of any judgments or settlements paid in connection therewith; and

                     (ii) All third party professional services which have been approved by the General Partners and incurred in connection with a proposed Target Investment that is not ultimately made or a proposed disposition of a Project which is not actually consummated, including, without limitation, (i) commitment fees that become payable in connection with a proposed Target Investment that is not ultimately made, (ii) legal fees, accounting fees and other third party professional due diligence costs and expenses and (iii) all travel and similar out of pocket costs and expenses of employees of the Partners in connection with approved due diligence.

                  Partnership expenses shall be paid directly by the Partnership or the Partnership shall reimburse the Partner who incurred such expenses for the payment thereof, as the case may be.

                                   ARTICLE VI

                         BOOKS AND REPORTS; TAX MATTERS;
                         -------------------------------
                          CAPITAL ACCOUNTS; ALLOCATIONS
                          -----------------------------

                  SECTION 6.1 GENERAL ACCOUNTING MATTERS. (a) Allocations of Net Income (Loss) pursuant to Section 6.4 shall be made by or under the direction of the General Partners at the end of each Fiscal Period.

                  (b) Each Partner shall be supplied with the Partnership information necessary to enable such Partner to prepare in a timely manner its Federal, state and local income tax returns and such other financial or other statements and reports that are approved by the General Partners.

                  (c) The Blackstone General Partner shall keep or cause to be kept books and records pertaining to the Partnership's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, Partners' Capital Accounts and all transactions entered into by the Partnership. Such books and records of the Partnership shall be kept at the office of the Blackstone General Partner and the Partners and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same. The Partnership's books of account shall be kept on an accrual basis or as otherwise provided by the General Partners, and otherwise in accordance with generally accepted accounting principles, except that for income tax purposes such books shall be kept in accordance with applicable tax accounting principles.

                  (d) Except as otherwise provided herein, all determinations, valuations and other matters of judgment required to be made for accounting and tax purposes under this Agreement shall be made by or under the direction of the General Partners and shall be conclusive and binding on all Partners, former Partners, their successors or legal representatives and any other person except for computational errors or fraud, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto except for computational errors or fraud.

                  (e) The books of the Partnership shall be examined, certified and audited annually as of the end of each Fiscal Year, by such recognized firm of independent certified public accountants that is designated by the General Partners. For each Fiscal Year of the Partnership, such accountants shall determine and prepare full financial statements, including, without limitation, a balance sheet, an income statement, a statement of changes in financial position and a statement of the Non-Capital Proceeds and Capital Proceeds of the Partnership. The General Partners shall promptly upon receipt of such financial statements, and in any event within 90 days after the end of each such Fiscal Year, transmit copies thereof to each Partner, together with the report and management letter of such accountants covering the results of such audit. The cost of all audits and reports provided to the Partners pursuant to this Section shall be an expense of the Partnership.

                  SECTION 6.2    CERTAIN TAX MATTERS.

                  The taxable year of the Partnership shall be the same as its Fiscal Year. The Tax Matters Partner (as defined below) shall cause to be prepared all Federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by the General Partners, shall cause such returns to be timely filed. The General Partners shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Tax Matters Partner shall make the election provided for in Section 754 of the Code, if, and only if the Partner who or which has acquired an interest in the Partnership or a distribution of Partnership property with respect to which the election is made will have provided to the Tax Matters Partner concurrently, or within 30 days after the Transfer of such interest, its undertaking to the effect that it, and its successors in interest hereunder, will reimburse the Partnership annually for its additional administrative costs incurred by reason of such election as determined by the auditor of the Partnership. The Tax Matters Partner shall also make the election to amortize Organizational Expenses pursuant to Code Section 709 and the regulation promulgated thereunder. In addition, the General Partners may cause the Partnership to make or refrain from making any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions. The Tax Matters Partner for purposes of Section 6231(a)(7) of the Code (the "TAX MATTERS PARTNER") shall be the Blackstone General Partner. The Tax Matters Partner shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code with respect to the Partnership PROVIDED, HOWEVER, that the following provisions shall apply with respect to the Tax Matters
Partner:

                  (a) The Tax Matters Partner shall be responsible for the filing of the Partnership information returns required under Section 6031 of the Code. Within thirty (30) days after the end of each Fiscal Year, the Tax Matters Partner shall furnish to the Partnership's accountants sufficient information for the preparation of all required Partnership tax returns.

                  (b) A Partner shall provide notice to the Tax Matters
         Partner of its intent to file an original or an amended income tax return of which such Partner will take a position with respect to a partnership item that is inconsistent with the position taken by the Tax Matters Partner on the Partnership return. Such notice must be given at least thirty (30) days prior to the filing of such return. At such time, such Partner shall provide the Tax Matters Partner with a statement detailing the inconsistent item or items contained in such return. Within ten (10) days of receipt of such statement, the Tax Matters Partner shall provide a copy of such statement to each Partner.

                  (c) The Tax Matters Partner shall include in each Partnership return sufficient information to entitle each eligible Partner and any indirect partner (at its request) to notice from the Internal Revenue Service pursuant to Section 6223(a) of the Code.

                  (d) Each Partner reserves the right to participate in an audit proceeding.

                  (e) Each Partner reserves the right to enter into a separate settlement agreement with the Internal Revenue Service. A Partner who enters into a settlement agreement with the Internal Revenue Service concerning a partnership item shall notify the Tax Matters Partner of its terms within ten (10) days of such agreement, and the Tax Matters Partner shall notify the other Partners of the terms of such agreement within ten (10) days after receiving such notice. The Tax Matters Partner shall notify each other Partner of the terms of any settlement offer received by it within ten (10) days of receiving such offer.

                  (f) The Tax Matters Partner shall not file an administrative adjustment request without the Consent of all of the General Partners. Each Partner, other than the Tax Matter partner, reserves the right to file an administrative adjustment request under Section 6227 of the Code. Any Partner filing an administrative adjustment request shall notify the Tax Matters Partner of its contents within ten (10) days after filing such request. The Tax Matters Partner shall notify each Partner of the contents of such request within ten (10) days of the receipt of such notice.

                  (g) All Partners shall report to the Tax Matters Partner the conversion of a partnership item to a nonpartnership item under Section 6231(b) or any other provision of the Code within ten (10) days of learning of the conversion.

                  (h) Each Partner reserves the right to file a petition for judicial review and to participate in a judicial proceeding under
         Section 6226 and 6228 of the Code. If the Tax Matters Partner files a petition for judicial review or an appeal under Section 6226 of the Code, it shall notify each Partner of such petition or appeal within ten (10) days of such filing. Any other Partner filing a petition for judicial review or any appeal under Sections 6226 or 6228 of the Code shall notify the Tax Matters Partner of such petition or appeal on or before the date of filing. The Tax Matters Partner shall notify each Partner of such filing within ten (10) days of receipt of such notice from the filing partner.

                  (i) The Tax Matters Partner shall not agree to extend the statute of limitations for assessment without the Consent of all of the General Partners.

                  (j) The Tax Matters Partner shall be authorized to incur expenses in the performance of its duties pursuant to this Agreement. Notwithstanding any other provision of this Agreement, such expenses shall be borne by the persons who were Partners of the Partnership at any time during the applicable taxable year without regard to whether such persons are Partners at the time the expense is incurred. Such expenses shall be allocated to the Partners and former Partners having an interest in the proceeding at the time the cost is incurred in proportion to their relative Sharing Percentages for the applicable taxable year.

                  (k) The provisions of this Section shall govern the conduct of all parties who are currently Partners and all parties who were Partners during the applicable Partnership taxable year. A Partner shall not be relieved of any duties or responsibilities imposed under this Section by the termination or transfer of its interest in the Partnership.

                  (l) All terms used in this Section that are defined in Section 6231(a) of the Code shall have the meanings set forth therein.

                  SECTION 6.3 CAPITAL ACCOUNTS. There shall be established for each Partner on the books of the Partnership as of the date hereof, or such later date on which such Partner is admitted to the Partnership, a capital account (each being a "CAPITAL ACCOUNT"). Each Capital Contribution shall be credited to the Capital Account of such Partner on the date such contribution of capital is paid to the Partnership. In addition, each Partner's Capital Account shall be (a) credited with such Partner's allocable share of any Net Income of the Partnership, (b) debited with (i) distributions to such Partner of cash or the fair market value of other property and (ii) such Partner's allocable share of Net Loss of the Partnership and expenditures of the Partnership described or treated under Section 704(b) as described in Section 705(a)(2)(B) of the Code, and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Partner's Capital Account under Section 704(b) of the Code or otherwise under this Agreement shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Partner's interest in the Partnership. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall maintain the Capital Accounts of the Partners in accordance with the principles and requirements set forth in section 704(b) of the Code and Regulations section 1.704-1(b)(2)(iv).

                  SECTION 6.4 ALLOCATIONS. (a) Net Income of the Partnership shall be allocated to the Partners having deficit balances in their Capital Accounts (computed after taking into account distributions pursuant to Section
5.5 with respect to such fiscal year, and after adding back each Partner's share of partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5)) in proportion to, and to the extent of, such deficits. Any remaining Net Income and all Net Loss shall be allocated among the Partners either 49% to the Blackstone Partners (PRO RATA in proportion to their Sharing Percentages) and 51%to the Interstate Partners (PRO RATA in accordance with their Sharing Percentages) or [______]% to the Blackstone Partners (PRO RATA in proportion to their Sharing Percentages) and [______]% to the Interstate Partners PRO RATA in accordance with their Sharing Percentages) so as to produce to the extent possible Capital Accounts for the Partners (computed in the manner set forth in the preceding sentence) such that if an amount of cash equal to such positive Capital Account balances were distributed in accordance with such positive Capital Account balances, such distribution would be in the amounts, sequence and priority set forth in Section 5.5 and to the extent Net Loss exceeds the positive Adjusted Capital Account Balances of the Partners, the excess shall be allocated first, to those Partners with positive Adjusted Capital Account Balances, in proportion to, and to the extent of, such Adjusted Capital Account Balances, and thereafter, to the General Partners, in the ratio that the Sharing Percentage of each General Partner bears to the Sharing Percentage of all General Partners. Notwithstanding the foregoing, if an allocation of Net Loss in the ratio of [______]% to the Blackstone Partners and [______]% to the Interstate Partners is in excess of amounts of Net Income previously allocated in the ratio of [______]% to the Blackstone Partners and [______]% to the Interstate Partners, then such allocation of Net Loss shall instead be made 49% to the Blackstone Partners (PRO RATA in proportion to their Sharing Percentages) and 51% to the Interstate Partners (PRO RATA in accordance with their Sharing Percentages). Notwithstanding the foregoing, if an allocation of Net Income or Net Loss would not result in Capital Accounts for the Partners (computed in the manner set forth in the first sentence of this paragraph (a)) being equal to cash distributions in the amounts, sequence and priority set forth in Section 5.5, Net Income may be allocated 100% to the Interstate Partners (pro rata in accordance with their Sharing Percentages) or Net Loss may be allocated 100% to the Blackstone Partners (pro rata in accordance with their Sharing Percentages) if (and to the extent necessary) to produce Capital Accounts equal (or in proportion) to the cash distributions set forth in Section 5.5.

                  (b) Notwithstanding anything herein to the contrary, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5) or (6) of Section 1.704-1 of the regulations under the Code, there shall be specially allocated to such Partner such items of Partnership income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of any deficit in its Capital Account caused or increased by such adjustments, allocations or distributions. To the extent permitted by the Code and the regulations thereunder, any special allocations of items of income or gain pursuant to this Section 6.4(c) shall be taken into account in computing subsequent allocations of Net Income (Loss) pursuant to this Section 6.4 so that the net amount of any items so allocated and the subsequent allocations of Net Income (Loss) to the Partners pursuant to this Section 6.4 shall, to the extent possible, be equal to the net amounts that would have been allocated to each such Partner pursuant to the provisions of this Section 6.4 if such unexpected adjustments, allocations or distributions had not occurred.

                  (c) All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for Federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code. To the extent Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) require allocations for tax purposes that differ from the foregoing allocations, the General Partners may determine the manner in which such tax allocations shall be made so as to comply more fully with such Treasury Regulations or other applicable law and, at the same time to the extent reasonably possible, preserve the economic relationships among the Partners as set forth in this Agreement.

                  (d) Notwithstanding the provisions of this Section 6.4, net income, net gain, and net loss of the Partnership (or items of income, gain, loss, deduction, or credit, as the case may be) shall be allocated in accordance with the following provisions of this Section 6.4 to the extent such provisions shall be applicable.

                      (i) Nonrecourse Deductions of the Partnership for any Fiscal Year shall be specially allocated to the Partners in the same proportion as Net Income or Net Loss is allocated for such Fiscal Year; PROVIDED THAT if an allocation of Nonrecourse Deductions in the ratio of [______]% to the Blackstone Partners and [______]% to the Interstate Partners is in excess of amounts of Net Income previously allocated in the ratio of [______]% to the Blackstone Partners and [______]% to the Interstate Partners, then such allocation of Nonrecourse Deductions shall instead be made 49% to the Blackstone Partners (PRO RATA in proportion to their Sharing Percentages) and 51% to the Interstate Partners (PRO RATA in accordance with their Sharing Percentages). Partner Nonrecourse Deductions of the Partnership for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss for the liability in question. The provisions of this Section 6.4(e)(i) are intended to satisfy the requirements of Regulations sections 1.704-2(e)(2) and 1.704-2(i)(1) and shall be interpreted in accordance therewith for all purposes under this Agreement.

                     (ii) If there is a net decrease in the Minimum Gain of the Partnership during any Partnership Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year equal to that Partner's share of the net decrease in Minimum Gain, within the meaning of Regulations section 1.704- 2(g)(2). The provisions of this Section 6.4(e)(ii) are intended to comply with the Minimum Gain chargeback requirements of Regulations section 1.704-2(f) and shall be interpreted in accordance therewith for all purposes under this Agreement.

                    (iii) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, each Partner that has a share of such partner Nonrecourse Debt Minimum Gain, determined in accordance with Regulations section 1.704-2(i)(5), as of the beginning of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for succeeding years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain. The provisions of this Section 6.4(e)(iii) are intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback requirement of Regulations section 1.704-2(i)(4) and shall be interpreted in accordance therewith for all purposes under this Agreement.


                                   ARTICLE VII

                                   DISSOLUTION
                                   -----------

                  SECTION 7.1 DISSOLUTION. The Partnership shall be dissolved and subsequently terminated upon the occurrence of the first of the following events:

                  (a) decision of all of the General Partners to dissolve and subsequently terminate the Partnership;

                  (b)      December 31, 2045;

                  (c) the occurrence of a Disabling Event with respect to the sole remaining General Partner, provided that the Partnership shall not be dissolved if, within 90 days after such Disabling Event, all of the Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the Disabling Event, of another General Partner; or

                  (d) if, after the right of first opportunity under Article 3 shall no longer be in effect, all of the Partnership Assets are sold or otherwise disposed of.

                  SECTION 7.2 WINDING-UP. When the Partnership is dissolved, the business and property of the Partnership shall be wound up and liquidated by the General Partners or, in the event of a Disabling Event with respect to any General Partner, by the remaining General Partners or, in the event of a Disabling Event with respect to each of the General Partners, such liquidating trustee as may be named by Limited Partners holding a majority of the Sharing Percentages held by all Limited Partners (the party conducting the liquidation being hereinafter referred to as the "LIQUIDATOR"). The Liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the Liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations.

                  SECTION 7.3 FINAL DISTRIBUTION. Within 90 calendar days after the effective date of dissolution of the Partnership, the assets of the Partnership shall be distributed in the following manner and order:

                  (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the Partnership;

                  (b) to pay all creditors of the Partnership, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

                  (c) to establish reserves, in amounts established by the Liquidator, to meet other liabilities of the Partnership; and

                  (d) to pay, in accordance with the provisions of this Agreement applicable to such loans or in accordance with the terms agreed among them and otherwise on a PRO RATA basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining assets of the Partnership shall be applied and distributed in accordance with the positive balances of the Partners' Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Partnership taxable year during which the liquidation occurs.


                                  ARTICLE VIII

                         TRANSFER OF PARTNERS' INTERESTS
                         -------------------------------

                  SECTION 8.1 RESTRICTIONS ON TRANSFER OF PARTNERSHIP INTERESTS.
(a) No Partner may, directly or indirectly, assign, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of all or any part of its interest in the Partnership (a "TRANSFER") to any person, other than in accordance with paragraphs (b), (c), (d), (e) and (f) below. A change in the ultimate beneficial ownership of a Partner shall be deemed a Transfer for purposes of this Agreement.

                  (b) Any Partner may Transfer all or part of its interest in the Partnership to any person upon obtaining the prior written Consent of the Blackstone General Partner, which Consent may be withheld in its sole and absolute discretion; provided, however, that upon any Transfer of a Partner's interest in accordance with this paragraph, the person (the "TRANSFEREE") to whom the Partner's interest was Transferred shall not be admitted as a substitute Partner without receiving the prior written Consent of the Blackstone General Partner (which Consent may be withheld in its sole and absolute discretion) and the Transferee has given written acceptance and adoption of all of the terms and provisions of this Agreement; and provided, further, that the prior written Consent of each of the General Partners shall be required to admit the Transferee as a substitute Partner (which Consent may be withheld in their sole and absolute discretion) (i) if the Transferee is not an Affiliate of any member of the Blackstone Group or the Interstate Group, or (ii) if the aggregate Sharing Percentages of the Interstate Partners is 20% or less at the time of the Transfer.

                  (c) A Partner may mortgage, pledge, hypothecate or otherwise encumber all or any portion of such Partner's rights to receive a portion of the Non-Capital Proceeds, Capital Proceeds, Net Income and Net Losses to any person; PROVIDED, HOWEVER, that the holder of such mortgage, pledge, hypothecation or encumbrance shall not be admitted as a substitute Partner without the prior Consent of the Blackstone General Partner (which Consent may be withheld in its sole and absolute discretion), provided that (i) if the Transferee is not an Affiliate of any member of the Blackstone Group or the Interstate Group or (ii) if the aggregate Sharing Percentages of the Interstate Partners is 20% or less at the time of the Transfer, the prior written Consent of each of the General Partners shall be required, which Consent may be withheld in their sole and absolute discretion.

                  (d) At any time, any Blackstone Partner may transfer its interest in Non-Capital Proceeds, Capital Proceeds, Net Income and Net Losses to any other Blackstone Partner or its Affiliates but the Transferee shall not be admitted as a substitute Partner and the transferor shall not be permitted to withdraw from the Partnership without, in each case, the Consent of the Blackstone General Partner (which Consent may be withheld in its sole and absolute discretion), or, if the aggregate Sharing Percentages of the Interstate Partners is 20% or less at the time of the Transfer, the Consent of each of the General Partners (which Consent may be withheld in their sole and absolute discretion).

                  (e) At any time, any Interstate Partner may transfer its interest in Non-Capital Proceeds, Capital Proceeds, Net Income and Net Losses to any other Interstate Partner or their Affiliates, but the Transferee shall not be admitted as a substitute Partner and the transferor shall not be permitted to withdraw from the Partnership without, in each case, the Consent of the Blackstone General Partner (which Consent may be withheld in its sole and absolute discretion).

                  (f) At any time, the ultimate beneficial ownership of a Partner may be changed without any requirement for Consent hereunder, provided that day to day management of such Partner is, at all times thereafter, directly or indirectly controlled by the Blackstone General Partner or an Affiliate thereof or by the Interstate General Partner or an Affiliate thereof.

                  SECTION 8.2 OTHER TRANSFER PROVISIONS. (a) Any purported Transfer by a Partner of all or any part of its interest in the Partnership in violation of this Article VIII shall be null and void and of no force or effect.

                  (b) Except as provided in this Article VIII, no Partner shall have the right to withdraw from the Partnership prior to its termination and no additional Partner may be admitted to the Partnership without the prior written consent of the General Partners. In the event of any withdrawal of a General Partner in violation of this Agreement, including as a result of a Disabling Event, such General Partner shall be liable to the Partnership as provided in
Section 17-602 of the Partnership Act.

                  (c) Notwithstanding any provision of this Agreement to the contrary, a Partner may not Transfer all or any part of its interest in the Partnership if such Transfer would jeopardize the status of the Partnership as a partnership for federal income tax purposes, cause a dissolution of the Partnership under the Partnership Act or would violate, or would cause the Partnership to violate, any applicable law or regulation (including any applicable federal or state securities laws) or contract to which the Partnership is a party.

                  (d) Concurrently with the admission of any substitute or additional Partner, the General Partners shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a substitute Partner in place of the Partner Transferring its interest, or the admission of an additional Partner, all at the expense, including payment of any professional and filing fees incurred, of such substituted or additional Partner. The admission of any person as a substitute or additional Partner shall be conditioned upon such person's written acceptance and adoption of all the terms and provisions of this Agreement.

                  (e) If any interest in the Partnership is Transferred during any accounting period in compliance with the provisions of this Article VIII, each item of income, gain, loss, expense, deduction and credit and all other items attributable to such interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the General Partners. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize a Transfer on the date that the General Partners receive notice of the Transfer which complies with this Article VIII from the Partner Transferring its interest.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

                  SECTION 9.1 EQUITABLE RELIEF. The Partners hereby confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Partner aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this Section 9.1 to make clear the agreement of the Partners that the respective rights and obligations of the Partners hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Partner from any other remedy it or he might have, either in law or in equity.

                  SECTION 9.2 OWNERSHIP AND USE OF NAMES. Rights to the name "Blackstone" shall belong solely to the designated Blackstone Partners. Rights to the name "Interstate" and

"Interstate Hotels" shall belong solely to the designated Interstate Partners. The ownership of, and the right to use, sell or otherwise dispose of, the name, Interstone Three Partners IV L.P. or any abbreviation or modification thereof, shall belong to the Partnership. The Interstate General Partner agrees to take all actions and to approve, execute and file any document or instrument proposed by any Blackstone Partner to protect the rights of the Blackstone Partners to the name "Blackstone". The Blackstone General Partner agrees to take all actions and to approve, execute and file any document or instrument proposed by any Interstate Partner to protect the rights of the Interstate Partners to the name "Interstate" and "Interstate Hotels". The Partners each agree to take all actions and to approve, execute and file any document or instrument proposed by the General Partners to protect the rights of the Partnership to the name "Interstone Three Partners IV L.P.".

                  SECTION 9.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, the Partnership is formed pursuant to the Partnership Act, and the rights and liabilities of the General Partners and Limited Partners shall be as provided therein, except as herein otherwise expressly provided.

                  SECTION 9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

                  SECTION 9.5 ACCESS; CONFIDENTIALITY. By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership (i) not to issue any press release or advertisement or take any similar action concerning the Partnership's business or affairs without first obtaining the Consent of all of the General Partners, (ii) not to publicize detailed financial information concerning the Partnership without the Consent of all of the General Partners and (iii) not to disclose the Partnership's affairs generally without using reasonable efforts to consult with the other Partners prior to such disclosure; PROVIDED, HOWEVER, the foregoing shall not restrict any Partner from disclosing information concerning such Partner's investment in the Partnership to its officers, directors, employees, agents, legal counsel, accountants, other professional advisors, limited partners and Affiliates, or to prospective or existing investors in such Partner or its Affiliates or to prospective or existing lenders to such Partner or its Affiliates, or to prospective purchasers of any property owned by the Partnership. The provisions of this Section 9.5 shall survive the termination of the Partnership.

                  SECTION 9.6 NOTICES. Whenever notice is required or permitted by this Agreement to be given, such notice need not be in writing unless otherwise required herein or requested by the receiving Partner. If in writing, such notice shall be given to any Partner at its address or facsimile number shown in the Partnership's books and records (including Schedule A hereto). Each such notice shall be effective (i) if given by facsimile, upon oral confirmation of receipt, (ii) if given by mail, on the fourth day after deposit in the mails (certified or registered return receipt requested) addressed as aforesaid and (iii) if given by any other means, when delivered to and receipted for at the address of such Partner specified as aforesaid.

                  SECTION 9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

                  SECTION 9.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter hereof.

                  SECTION 9.9 AMENDMENTS. Any amendment to this Agreement shall be effective only if such amendment is evidenced by a written instrument duly executed by and delivered to the General Partners; PROVIDED, HOWEVER, no such amendment shall be effective or binding against a Partner unless executed by such Partner if such amendment materially and adversely affects such Partner in a specific manner separate and distinct from the amendment's treatment of other Partners; and PROVIDED, FURTHER that any amendment which would have a material adverse effect on any Partner's economic interest in the Partnership shall require the Consent of all of the General Partners.

                  SECTION 9.10 SECTION TITLES. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

                  SECTION 9.11 REPRESENTATIONS AND WARRANTIES. (a) Each Partner represents, warrants and covenants to each other Partner and to the Partnership that:

                  (i) such Partner, if not a natural person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to conduct its business to the extent contemplated in this Agreement;

                  (ii) this Agreement has been duly authorized, executed and delivered by such Partner and constitutes the valid and legally binding agreement of such Partner enforceable in accordance with its terms against such Partner except as enforceability hereof may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally and by general equitable principles;

                  (iii) the execution and delivery of this Agreement by such Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which such Partner is a party or by which it is bound or to which its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Partner is subject;

                  (iv) such Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which the properties of it are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect such Partner's ability to carry out its obligations under this Agreement;

                  (v) except as disclosed to the Partners prior to the date hereof, there is no litigation, investigation or other proceeding pending or, to the knowledge of such Partner, threatened against such Partner or any of its Affiliates which, if adversely determined, would materially adversely affect such Partner's ability to carry out its obligations under this Agreement; and

                  (vi) no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Partner is required for the execution and delivery of this Agreement by such Partner and the performance of its obligations and duties hereunder.

                  (b) IHC/Interstone Partnership II, L.P. represents that not less than 90% of its interests are owned by Interstate
Hotels Company.

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Partnership Agreement of Interstone Three Partners IV L.P. as of the day and year first above written.


                                     GENERAL PARTNERS:
                                     -----------------

                                     BJS INTERSTONE MANAGEMENT
                                     ASSOCIATES

                                     By:      Blackstone Real Estate Inc.,
                                              general partner

                                              By:      ________________________
                                                       Name:
                                                       Title:


                                     IHC/INTERSTONE CORPORATION

                                     By:      _____________________________
                                              Name:
                                              Title:


                                     LIMITED PARTNERS:
                                     -----------------

                                     BLACKSTONE REAL ESTATE
                                     PARTNERS IV L.P.

                                     By:      Blackstone Real Estate
                                              Associates L.P., general
                                              partner

                                              By:      BREA L.L.C., general
                                                       partner

                                                       By:      _______________
                                                                Name:
                                                                Title:

                                     BLACKSTONE RE CAPITAL
                                     PARTNERS II L.P.

                                     By:      Blackstone Real Estate
                                              Associates L.P., general
                                              partner

                                              By:      BREA L.L.C., general
                                                       partner

                                                       By:      _______________
                                                                Name:
                                                                Title:

                                     IHC/INTERSTONE PARTNERSHIP II, L.P.

                                     By:      IHC Member Corporation,
                                              general partner

                                              By:________________________
                                                 Name:
                                                 Title:

                                                                      SCHEDULE A

                           PARTNERS OF THE PARTNERSHIP


                                                               Sharing
                                                               Percentage as
General                                                        of June __,
PARTNERS                           ADDRESS                     1996
- - --------                           -------                     -------------

BJS Interstone                345 Park Avenue
Management                    New York, NY 10154                    0.5%
Associates

IHC/Interstone                c/o Interstate Hotels
Corporation                   Corporation
                              Foster Plaza X
                              680 Anderson Drive                    0.5%
                              Pittsburgh, PA 15220-8126

Limited
PARTNERS
- - --------

Blackstone Real               345 Park Avenue
Estate Partners               New York, NY 10154                   29.76%
IV L.P.

Blackstone RE                 345 Park Avenue
Capital                       New York, NY 10154                   18.74%
Partners II
L.P.

IHC/Interstone                c/o Interstate Hotels
Partnership II,               Corporation
L.P.                          Foster Plaza X
                              680 Anderson Drive                   50.50%
                              Pittsburgh, PA 15220-8126

                                                                       EXHIBIT A
                                                                       ---------



                          FORM OF MANAGEMENT AGREEMENT
                          ----------------------------

                                                                       EXHIBIT B
                                                                       ---------



                      FORM OF PROJECT PARTNERSHIP AGREEMENT
                      -------------------------------------

                                                                       EXHIBIT C
                                                                       ---------


                     FORM OF CONFIRMATION AND ACKNOWLEDGMENT
                          OF RIGHT OF FIRST OPPORTUNITY
                     ---------------------------------------


                  This CONFIRMATION AND ACKNOWLEDGMENT OF RIGHT OF FIRST OPPORTUNITY ("CONFIRMATION") is made and entered into as of the ____ day of ________, 19__ by and among THE BLACKSTONE GROUP HOLDINGS L.P. ("Blackstone") and INTERSTATE HOTELS COMPANY ("Interstate").


                                    RECITALS

                  A. Sections 3.6 through 3.8 of that certain Amended and Restated Limited Partnership Agreement of Interstone Three Partners IV L.P., dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "PARTNERSHIP AGREEMENT") sets forth the scope, operation, duration, termination and other terms relating to a right of first opportunity provided by the Blackstone Group and the Interstate Group in favor of the Partnership with respect to certain Target Investments identified for investment by the Blackstone Group and the Interstate Group. Except as otherwise expressly provided herein, any defined term used in this Confirmation shall have the meaning prescribed for that term in the Partnership Agreement.

                  B. The parties wish to enter into this Confirmation in order to confirm and acknowledge their obligations to each other with respect to the foregoing matters and any other obligations each may have to the other pursuant to the express terms of Sections 3.6 through 3.8 of the Partnership Agreement.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follow:

                  1. The provisions of Sections 3.6 through 3.8 of the Partnership Agreement are hereby incorporated by reference as though set forth in full herein. Each party hereto hereby confirms its obligation to comply with all terms, provisions, covenants, conditions and restrictions and perform all obligations applicable to such party under said Sections 3.6 through 3.8 of the Partnership Agreement. Without limiting the generality of the foregoing, Blackstone and Interstate hereby agree to comply, and to cause the Blackstone Related Parties and the Interstate Related Parties, respectively, to comply, with their obligations pertaining to the right of first opportunity set forth in said Sections of the Partnership Agreement in accordance with the terms applicable thereto.

                  2. This Confirmation confirms and acknowledges the terms, provisions, covenants, conditions, obligations and restrictions set forth in Sections 3.6 through 3.8 of the Partnership Agreement. It shall not be construed or understood to modify, in any way, such terms, provisions, covenants, conditions, obligations and restrictions, and, in the event of any conflict between this Confirmation and the Partnership Agreement, the provisions of Sections 3.6 through 3.8 of the Partnership Agreement shall control. In no event shall this Confirmation be construed or understood to extend the duration of the restrictions on Blackstone, Interstate and the Related Parties arising from the right of first opportunity, which shall terminate as set forth in the Partnership Agreement. The provisions of Sections 9.1, 9.3, and 9.5 through 9.10 of the Partnership Agreement are incorporated herein, except that all references therein to the "Agreement" shall be deemed to be references to this Confirmation, all references therein to the "Partners" shall be deemed to be references to the parties hereto and delivery of notices to Blackstone hereunder or under the Partnership Agreement shall be delivered to the same address as the Blackstone General Partner, and delivery of notices to Interstate hereunder shall be delivered to the same address as the Interstate General Partner, unless any such parties shall change the address for delivery of notice in accordance with the procedures established under Section 9.6 of the Partnership Agreement. Nothing in this Confirmation shall be understood or construed to render the parties hereto joint venturers or partners for any purposes. Nothing in this Confirmation shall be understood or construed to modify or expand the extent of any recourse between the Partners beyond that expressly provided by the Partnership Agreement.


                                     THE BLACKSTONE GROUP HOLDINGS, L.P.


                                     By:      ____________________________


                                     INTERSTATE HOTELS COMPANY


                                     By:      _____________________________

                                                                       EXHIBIT D
                                                                       ---------


                              PRE-EXISTING PROJECTS
                              ---------------------




                                      NONE

                                                                       EXHIBIT E
                                                                       ---------



                                EXCLUDED PROJECTS
                                -----------------


BLACKSTONE EXCLUDED PROJECTS
- - ----------------------------

         1. Any business activities with the Davidson Hotel Company ("DAVIDSON"), including a merger or a combination of Davidson or its assets with any other entity or with the assets of any other entity, a REIT involving Davidson or some or all of its assets, an initial public offering or other capital event involving Davidson; PROVIDED, that this exclusion shall not include the acquisition of other hotels by Davidson (other than through a combination with another entity or a combination with the assets of another entity) which were first identified by the affiliates of the Blackstone Group which are investors in Davidson (as opposed to acquisitions first identified by the non-affiliated Davidson investors).


INTERSTATE EXCLUDED PROJECTS
- - ----------------------------

         1. Four to six hotel acquisitions from an institutional owner only in conjunction with the Carlyle Group or The Apollo Group

         2.       Acquisition of Checkers Hotel in Los Angeles,
                  California only in conjunction with The Apollo Group

         3. Any investment in a hotel which is incidental to Interstate taking over management of such hotel such as those currently under consideration by Interstate in Farmington, Connecticut, Irvine, California, Warner Center, California and Burlington, Massachusetts.

                           With respect to Interstate's investment opportunities
                  described in clauses 1 and 2 above, if The Apollo Group or The Carlyle Group decides not to participate in such investment or is willing to admit additional partners or participants other than Interstate, Interstate will present such opportunity to the Partnership in the manner prescribed in Section 3.6 of the Partnership Agreement.

                           With respect to Interstate's investment opportunities
                  described in clauses 1 and 2 above, Interstate (i) shall exercise best efforts to increase its equity stake in such investments (up to the maximum of 50% of the total equity invested), and (ii) shall offer the Blackstone Group (outside of the Partnership) an opportunity to acquire 50% of whatever interest is available to Interstate on terms and conditions acceptable to Interstate and the Blackstone Group.